                                                                     Exhibit 6.6







                       CANADIAN IMPERIAL BANK OF COMMERCE

                                     - AND -

                              INNOFONE CANADA INC.





--------------------------------------------------------------------------------

                        BIZSMART PARTICIPATION AGREEMENT

--------------------------------------------------------------------------------


                               SEPTEMBER 21, 2000



                                  PREPARED BY:

                                   SMITH LYONS
                            SUITE 5800, SCOTIA PLAZA
                               40 KING STREET WEST
                                TORONTO, ONTARIO
                                 CANADA M5H 3Z7





[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES & EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. OMITTED TEXT IS INDICATED BY
A "*".

                                TABLE OF CONTENTS




ARTICLE ONE INTERPRETATION........................................................................................2
   1.1   Definitions..............................................................................................2
   1.2   Construction of Agreement................................................................................5
   1.3   Schedules................................................................................................6

ARTICLE TWO TERM OF THE AGREEMENT.................................................................................7
   2.1   Term.....................................................................................................7
   2.2   Renewals.................................................................................................7

ARTICLE THREE BIZSMART............................................................................................7
   3.1   Purpose..................................................................................................7
   3.2   Bizsmart Site............................................................................................7
   3.3   Participants.............................................................................................7
   3.4   Participant Link Page....................................................................................7
   3.5   Representatives..........................................................................................8

ARTICLE FOUR THE PROGRAM..........................................................................................8
   4.1   General..................................................................................................8
   4.2   Suppliers................................................................................................9
   4.3   Carriers.................................................................................................9
   4.4   Innofone's Suppliers and Carriers of Services...........................................................10
   4.5   Performance, Customer Service and Support Procedures....................................................10
   4.6   Service Standards.......................................................................................10
   4.7   Costs and Expenses......................................................................................11
   4.8   Bizsmart Customer Authentication........................................................................11
   4.9   Bizsmart Customer Termination...........................................................................12
   4.10  Cancellation by Innofone................................................................................12
   4.11  Financial Matters.......................................................................................12
   4.12  Termination.............................................................................................13

ARTICLE FIVE CUSTOM SITE.........................................................................................14
   5.1   General.................................................................................................14
   5.2   Design and Development..................................................................................14
   5.3   Requirements............................................................................................16
   5.4   Launch of the Custom Site...............................................................................16
   5.5   Operation, Maintenance and Hosting......................................................................16
   5.6   Upgrades and Updates....................................................................................16
   5.7   Surveys.................................................................................................16
   5.8   Representatives.........................................................................................17
   5.9   Costs and Expenses......................................................................................17

ARTICLE SIX PROMOTION............................................................................................17
   6.1   Promotion...............................................................................................17


                                      (i)



   6.2   Additional Promotion....................................................................................18

ARTICLE SEVEN DISCOUNTS AND CONTRIBUTIONS........................................................................18
   7.1   Discounts on Services...................................................................................18
   7.2   Discounts on New Services...............................................................................18
   7.3   Contribution............................................................................................18
   7.4   Arrangements with CIBC..................................................................................18
   7.5   Targeting of Bizsmart Customers.........................................................................18

ARTICLE EIGHT CUSTOMERS, DATA AND PRIVACY........................................................................19
   8.1   Ownership of Customers..................................................................................19
   8.2   Use of Customer Data By Innofone........................................................................19
   8.3   Notices and Consents....................................................................................20
   8.4   Privacy.................................................................................................20

ARTICLE NINE REPORTS, RECORDS AND INSPECTION.....................................................................20
   9.1   Contribution Reports and Payment........................................................................20
   9.2   Other Reports...........................................................................................20
   9.3   Records and Inspection..................................................................................21
   9.4   Confidentiality of the Reports..........................................................................21

ARTICLE TEN TRADEMARKS...........................................................................................21
   10.1     Grant and Term.......................................................................................21
   10.2     Restriction on Grants of Licences....................................................................22
   10.3     Quality Control......................................................................................22
   10.4     Use..................................................................................................22
   10.5     Infringement by Unauthorized Persons.................................................................23
   10.6     Notice of Use........................................................................................23
   10.7     Ownership............................................................................................24
   10.8     Obligations on Termination...........................................................................24

ARTICLE ELEVEN OTHER BUSINESS TERMS..............................................................................24
   11.1     Exclusivity..........................................................................................24

ARTICLE TWELVE NON-COMPETITION...................................................................................24
   12.1     During the Agreement.................................................................................24
   12.2     Following the Agreement..............................................................................25
   12.3     Financial Products and/or Services...................................................................25
   12.4     E-Commerce Initiatives...............................................................................25

ARTICLE THIRTEEN REPRESENTATIONS AND WARRANTIES..................................................................25
   13.1     By Innofone..........................................................................................25
   13.2     By CIBC..............................................................................................27
   13.3     Corporate and Other Warranties by Each Party.........................................................27
   13.4     No Further Warranties................................................................................28

ARTICLE FOURTEEN CONFIDENTIALITY.................................................................................28
   14.1     Confidential Information.............................................................................28


                                      (ii)


   14.2     Confidentiality Obligations of Innofone..............................................................29
   14.3     Injunctive Relief....................................................................................29
   14.4     Legal Action.........................................................................................30
   14.5     Exemption............................................................................................30
   14.6     Conflicts............................................................................................30
   14.7     Termination..........................................................................................30

ARTICLE FIFTEEN DISPUTE RESOLUTION...............................................................................31
   15.1     Disputes.............................................................................................31
   15.2     Representatives......................................................................................31
   15.3     Executives...........................................................................................31
   15.4     Resolution of Unresolved Disputes....................................................................31
   15.5     Critical Disputes....................................................................................31
   15.6     Continuity of Operation..............................................................................32
   15.7     Equitable Remedies...................................................................................32
   15.8     Confidentiality......................................................................................32
   15.9     Types of Dispute Excluded from Private Dispute Resolution............................................32
   15.10    Dispute Concerning Right of Termination..............................................................33
   15.11    Disputes Arising from the Application and Interpretation of this Agreement...........................33

ARTICLE SIXTEEN TERMINATION......................................................................................33
   16.1     Termination by Innofone..............................................................................33
   16.2     Termination by CIBC..................................................................................33
   16.3     Termination by Either Party..........................................................................34
   16.4     Termination on Transfer of Control of Innofone.......................................................34
   16.5     Notice of Termination................................................................................35
   16.6     Liability Continues..................................................................................35
   16.7     Survival.............................................................................................35
   16.8     Equitable Relief.....................................................................................35

ARTICLE SEVENTEEN INDEMNIFICATION................................................................................35
   17.1     Indemnification by Innofone..........................................................................35
   17.2     Indemnification by CIBC..............................................................................36
   17.3     Indemnification Procedures...........................................................................36
   17.4     Contribution.........................................................................................36
   17.5     Insurance............................................................................................37

ARTICLE EIGHTEEN DEFAULTS, TERMINATION EVENTS AND REMEDIES.......................................................37
   18.1     Default by Innofone..................................................................................37
   18.2     Innofone Termination Events..........................................................................38
   18.3     Remedies of Innofone.................................................................................39
   18.4     Default by CIBC......................................................................................40
   18.5     CIBC Termination Events..............................................................................40
   18.6     Remedies of CIBC.....................................................................................41

ARTICLE NINETEEN GENERAL.........................................................................................42
   19.1     Relationship of Parties..............................................................................42


                                     (iii)


   19.2     CIBC as Lender or Banker.............................................................................42
   19.3     Assignment...........................................................................................42
   19.4     Enurement and Binding Effect.........................................................................43
   19.5     Public Announcements.................................................................................43
   19.6     Notices..............................................................................................43
   19.7     Severability.........................................................................................45
   19.8     Waiver...............................................................................................45
   19.9     Entire Agreement.....................................................................................45
   19.10    Force Majeure........................................................................................45
   19.11    No Consequential Damages.............................................................................45
   19.12    Amendments...........................................................................................46
   19.13    Governing Law........................................................................................46
   19.14    Third Party Beneficiaries............................................................................46
   19.15    Covenant of Further Assurances.......................................................................46
   19.16    Execution of Agreement...............................................................................46


                                      (iv)

SCHEDULES:
----------

Schedule "A"            Innofone Promotions
Schedule "B"            Sale of Services
Schedule "C"            Innofone Privacy Code
Schedule "D"            Innofone Trade-marks
Schedule "E"            Bizsmart Trade-marks
Schedule "F"            Bizsmart Trade-mark Guidelines
Schedule "G"            Dispute Resolution Proceedings
Schedule "H"            Public Announcements
Schedule "I"            Design Specifications














                                      (v)

                        BIZSMART PARTICIPATION AGREEMENT



         THIS BIZSMART PARTICIPATION AGREEMENT made as of the 15th day of May, 2000,

B E T W E E N :

                                CANADIAN  IMPERIAL BANK OF COMMERCE,  a
                                bank  chartered  under the BANK ACT (Canada),

                                (hereinafter referred to as "CIBC")

                                - and -

                                INNOFONE CANADA INC., a corporation incorporated pursuant to the laws of Canada,

                                (hereinafter referred to as "INNOFONE")

is as follows:

RECITALS

1. Bizsmart is a world wide web portal site through which will be offered financial services and access to other products, services and business information of interest to small businesses in Canada. (Terms capitalized in these recitals are defined in ARTICLE ONE of this Agreement.)

2. CIBC will develop the Bizsmart Site. The Bizsmart Site will feature links to customized, co-branded web sites or web pages developed and provided by Participants through which Participants will offer products and/or services at discounted prices to Bizsmart Customers.

3. Bizsmart will benefit from the common appearance and functionality of the Participant Sites.

4. This Agreement sets out the mutual obligations of Innofone and CIBC with respect to Bizsmart.

         In consideration of the mutual covenants contained in this Agreement, the Parties agree as follows:




                         CONFIDENTIAL - DO NOT DISCLOSE

                                  ARTICLE ONE
                                 INTERPRETATION

1.1      DEFINITIONS

         Unless the context otherwise specifies or requires, for the purposes of this Agreement all capitalized terms set out herein shall have the meanings set forth below:

"AFFILIATE" of a particular body corporate means another body corporate that is affiliated with the particular body corporate, and for such purposes one body corporate shall be deemed to be affiliated with another body corporate if one of them is the Subsidiary of the other or both are Subsidiaries of the same body corporate or each of them is controlled by the same Person, and if two bodies corporate are affiliated with the same body corporate at the same time, as determined in accordance with the foregoing, they shall be deemed to be affiliated with each other and "AFFILIATED" has a corresponding meaning;

"AGREEMENT", "THIS AGREEMENT", "THE AGREEMENT", "BIZSMART PARTICIPATION AGREEMENT", "HERETO", "HEREOF", "HEREIN", "HEREBY", "HEREUNDER" and similar expressions mean this Bizsmart Participation Agreement together with all Schedules attached hereto, as they maybe amended from time to time;

"BIZSMART" means the portal initiative to offer financial services and access to other products, services and business information of interest to small businesses in Canada at www.bizsmart.com;

"BIZSMART CUSTOMERS" means any Person permitted access to the restricted portions of the Bizsmart Site by CIBC;

"BIZSMART SITE" means the web site maintained by or on behalf of CIBC at www.bizsmart.com;

"BIZSMART TRADE-MARKS" has the meaning ascribed thereto in SECTION 10.1(b);

 "BUSINESS DAY" means any day, other than a Saturday, Sunday or a statutory or bank holiday observed in the Province of Ontario;

"CARRIER" means an underlying provider of the Services;

"CIBC" means Canadian Imperial Bank of Commerce and any successor entity as a result of a CIBC Merger or CIBC Restructuring;

"CIBC MERGER" means a transaction or series of transactions whereby CIBC directly or indirectly acquires, is acquired by, amalgamates with, transfers substantially all of its assets to, acquires substantially all of the assets of, or otherwise merges or combines with another financial products and/or services enterprise, howsoever such merger or acquisition is effected;

"CIBC REPRESENTATIVE" has the meaning ascribed thereto in SECTION 3.5(b);



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                                      -2-

"CIBC RESTRUCTURING" means a transaction or series of transactions whereby CIBC, directly or indirectly, restructures its operations, including a restructuring or transfer of the Bizsmart operations and the ownership thereof, howsoever such restructuring is effected;

"CIBC TERMINATION EVENT" has the meaning ascribed thereto in SECTION 18.5;

"CONFIDENTIAL INFORMATION" means the confidential, secret or proprietary information of one Party or any of its Affiliates (the "DISCLOSING PARTY"), including data, technical information, financial information, business plans, information relating to clients and prospective clients (but not including the Customer Data), strategies, practices and software of the Disclosing Party which has been or may hereafter be disclosed, directly or indirectly, to the other Party (the "RECEIVING PARTY") either orally, in writing or in any other material form pursuant to and in conjunction with this Agreement, and, for the purposes hereof, this Agreement, including the terms and conditions hereof, and the letter of intent dated May 11, 2000 between the Parties, shall be deemed to be the Confidential Information of each of the Parties hereto;


"CONTRIBUTION" has the meaning ascribed thereto in SECTION 7.3;


"CUSTOM SITE" means Innofone's custom web site co-branded with Bizsmart as described in SECTION 5.1 hereof;

"CUSTOMER DATA" means any and all data relating to Bizsmart Customers, including the name and address of, and any purchase information relating to, any Bizsmart Customer;

"DEFAULT" means, in respect of Innofone, an event set out in SECTION 18.1, and in respect of CIBC, an event set out in SECTION 18.4;

"DISCLOSING PARTY" has the meaning ascribed thereto in the definition of "CONFIDENTIAL INFORMATION" set out herein;

"DISCOUNT" has the meaning ascribed thereto in SECTION 7.1(a);

"DISPUTE" has the meaning ascribed thereto in SECTION 15.1;

"EFFECTIVE DATE" means the date hereof;

"EVENT OF DEFAULT" means a Default, the notice and cure periods respecting which, if any, have expired;

"EXCLUDED DISPUTE" has the meaning ascribed thereto in SECTION 15.9;

"INDEMNITEE" has the meaning ascribed thereto in SECTION 17.3;

"INITIAL TERM" has the meaning ascribed thereto in SECTION 2.1;

"INNOFONE" means Innofone Canada Inc., a corporation incorporated pursuant to the laws of Canada;

"INNOFONE REPRESENTATIVE" has the meaning ascribed thereto in SECTION 3.5(a);




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                                      -3-

"INNOFONE SITE" means Innofone's primary web site or web sites reached at www.innofone.com;

"INNOFONE TERMINATION EVENT" has the meaning ascribed thereto in SECTION 18.2;

"INNOFONE TRADE-MARKS" has the meaning ascribed thereto in SECTION 10.1(a);

 "INTELLECTUAL PROPERTY RIGHTS" includes all intellectual and industrial property rights including all rights to copyrights, trade-marks, patents, inventions and discoveries, industrial designs, design rights, trade secrets and information of a confidential nature;

"KIOSK" means a Bizsmart kiosk located in a publicly accessible space at which potential customers of Bizsmart will be able to subscribe for financial services to be offered in connection with Bizsmart;

"KIOSK HOST" means the lessee or, if there is no lease, the owner, of the publicly accessible space in which Kiosks are located;

"LAUNCH DATE" means the date on which financial services are first offered online at the Bizsmart Site;

"LOSSES" has the meaning ascribed thereto in SECTION 17.1, and "LOSS" means any of them;

"MORAL RIGHTS" means the rights of an author of a work in which copyright subsists in any country, to claim authorship of the work and to object to any distortion, mutilation or other modification of or other derogatory action in relation to the said work, which would be prejudicial to his or her honour or reputation, and includes all rights conferred upon authors of a work in which copyright subsists, independent of the author's economic rights in the work established by any act or legislation of any country;

"PARTICIPANT" means a Person who is promoted on the Bizsmart Site as a preferred provider of products and/or services in connection with Bizsmart;

"PARTICIPANT SITES" means the Participants' custom web sites or web pages co-branded with Bizsmart;

"PARTIES" means CIBC and Innofone and "PARTY" means either one of them;

"PERSON" means an individual, corporation, company, partnership, joint venture, association, trust, pension fund, union, governmental agency, official, board, tribunal, ministry, commission or department;

"PRICE" has the meaning ascribed thereto in SCHEDULE "B";

"PRIME RATE" means CIBC's rate for loans for its prime business customers, as declared by CIBC from time to time;

"PROGRAM" means the "SmartRate" program through which Innofone shall offer the Services to Bizsmart Customers as described in ARTICLE FOUR hereof;



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                                      -4-

"RECEIVING PARTY" has the meaning ascribed thereto in the definition of "CONFIDENTIAL INFORMATION" set out herein;

"RENEWAL TERM" has the meaning ascribed thereto in SECTION 2.2;

"REPRESENTATIVES" means the CIBC Representative and the Innofone Representative, collectively;

"REPORTS" has the meaning ascribed thereto in SECTION 9.3;

"REQUIREMENTS" means the Bizsmart Trade-mark guidelines attached hereto as SCHEDULE "F" and the design specifications attached hereto as SCHEDULE "I", as amended by CIBC from time to time;

"SERVICES" means each of (a) residential and business long distance telephone services, (b) calling card services, (c) cellular and PCS services, and (d) subject to availability as of the Launch Date, home security services;

 "SUBSIDIARY" of a particular body corporate means another body corporate, wherever or howsoever incorporated, of which securities carrying more than fifty percent (50%) of the votes that may be cast to elect directors of the body corporate are held, other than by way of security only, by or for the benefit of one or more Persons each of which is either the particular body corporate or a Subsidiary thereof;

"SUPPLIER" means a supplier, partner or outsourcing party with which Innofone has a relationship for the purposes of executing the Program;

"TERM" has the meaning ascribed thereto in SECTION 2.2;

"TRADE-MARKS" means collectively the Bizsmart Trade-marks and the Innofone Trade-marks, and in the context of an individual Party, "TRADE-MARKS" means the trade-marks owned or controlled by that individual Party and includes any trade-mark, trade name, service mark, official mark, domain name, and any word, symbol, icon, logo or other indicia of origin adopted or used in connection with any product, service or business, whether registered or unregistered, and any copyright in the foregoing;

"TRADE-MARK OWNER" has the meaning ascribed thereto in SECTION 10.3; and

"USING PARTY" has the meaning ascribed thereto in SECTION 10.3.

1.2      CONSTRUCTION OF AGREEMENT

         In this Agreement:

    (a) words denoting the singular include the plural and vice versa and words denoting any gender include all genders;



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                                      -5-
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    (b)  all usage of the word "INCLUDING" or the phrase "E.G.", in this
         Agreement shall mean "INCLUDING, WITHOUT LIMITATION", throughout this Agreement;

    (c) when calculating the period of time within which or following which any act is to be done or step taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next Business Day;

    (d)  all dollar amounts are expressed in Canadian dollars;

    (e) the division of this Agreement into separate Articles, Sections, subsections and Schedules, the provision of a table of contents and the insertion of headings is for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

    (f) words or abbreviations which have well known or trade meanings are used herein in accordance with their recognized meanings;

    (g) the terms and conditions hereof are the result of negotiations between the Parties and the Parties therefore agree that this Agreement shall not be construed in favour of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement; and

    (h) in the event of an inconsistency between the Schedules and the Articles, the Articles shall prevail unless otherwise expressly specified in any such Schedule.

1.3      SCHEDULES

          The following Schedules annexed to this Agreement are integral to and form part of this Agreement:

                  Schedule "A"           Innofone Promotions
                  Schedule "B"           Sale of Services
                  Schedule "C"           Innofone Privacy Code
                  Schedule "D"           Innofone Trade-marks
                  Schedule "E"           Bizsmart Trade-marks
                  Schedule "F"           Bizsmart Trade-mark Guidelines
                  Schedule "G"           Dispute Resolution Proceedings
                  Schedule "H"           Public Announcements
                  Schedule "I"           Design Specifications




                         CONFIDENTIAL - DO NOT DISCLOSE

                                  ARTICLE TWO
                              TERM OF THE AGREEMENT

2.1      TERM

         Unless earlier terminated as provided in this Agreement, this Agreement shall be effective as of the Effective Date until midnight on the same date as the Launch Date, 2005 (the "INITIAL TERM").

2.2      RENEWALS

         The Parties may mutually agree in writing to renew this Agreement for additional terms specified in any such renewal agreement (each, a "RENEWAL TERM"). "TERM" shall mean the Initial Term and Renewal Term(s), if any.

                                 ARTICLE THREE
                                    BIZSMART

3.1      PURPOSE

         Bizsmart will offer financial services and access to other products, services and business information of interest to small businesses in Canada.

3.2      BIZSMART SITE

         CIBC will develop the Bizsmart Site. CIBC agrees to operate, maintain and host the Bizsmart Site and shall use its commercially reasonable efforts to keep the Bizsmart Site available twenty-four (24) hours a day, seven (7) days a week.

3.3      PARTICIPANTS

         The Bizsmart Site will feature links to Participant Sites. Innofone shall be identified as a provider of the Services on the Bizsmart Site. During the Term of this Agreement, no other Participant will be specifically identified, promoted, sponsored or advertised in any way, as a provider of the Services on the Bizsmart Site. However, for greater certainty, products and/or services similar to or the same as the Services may, during the Term, be accessible through the Bizsmart Site from other Participant Sites or otherwise through indirect links from the Bizsmart Site or direct or indirect links from other Participant Sites.

3.4      PARTICIPANT LINK PAGE

         CIBC may, and shall be permitted to, create and host a web page on the Bizsmart Site which may (i) describe the Program and Innofone, the advantages of a Bizsmart membership (including the Discount), how to access the Discount, how to return to the Bizsmart Site and payment options, (ii) link to one or more of Innofone's home page, various pages on the Innofone Site, the Custom Site, other pages on the Bizsmart Site and Innofone's disclaimer, notices, consent requests and privacy policy and (iii) include the Innofone Trade-marks (and




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                                      -7-
specifically the Innofone logo), the exact manner of such inclusion to be subject to Innofone's approval.

3.5      REPRESENTATIVES

    (a) Innofone designates the President or the equivalent thereof (the "INNOFONE REPRESENTATIVE"), as its contact for this Agreement and in connection with Innofone's participation in Bizsmart. Contact information for the Innofone Representative is set out in SECTION 19.6 hereof.

    (b) CIBC designates the Director, Small Business Customer Offers or the equivalent thereof (the "CIBC REPRESENTATIVE"), as its contact for this Agreement and in connection with Bizsmart. Contact information for the CIBC Representative is set out in SECTION 19.6 hereof.

    (c) The Innofone Representative and the CIBC Representative shall each have skills and seniority appropriate to the role and functions of the Representatives hereunder. Either Party may substitute a new representative on thirty (30) Business Days' notice hereunder, delivered in accordance with the provisions of SECTION 19.6 hereof.

                                  ARTICLE FOUR
                                   THE PROGRAM

4.1      GENERAL

    (a) The Program will be provided to Bizsmart Customers by Innofone. Bizsmart Customers who enroll in the Program will receive value and savings on the Services.

    (b) Innofone will be solely responsible for co-ordination, operation and delivery of the Program through services provided by it and by Suppliers and Carriers, whereas CIBC's sole responsibilities in connection with the Program will be restricted to those set out in this Agreement.

    (c) For each month in which Services are provided to a Bizsmart Customer, Innofone will send the Bizsmart Customer a detailed monthly account statement setting out the Services provided, a cost calculation and the amount payable by the Bizsmart Customer for the Services.

    (d) Bizsmart Customers are entitled to enroll in any one, or more, of the Services they select. Bizsmart Customers will have no obligation to enroll in one Service as a condition of being provided with another Service.

    (e) The Program is and will be a CIBC branded program. CIBC owns the "SmartRate" brand and all other brand and product names, designs, slogans, themes, advertising concepts and other creative matter used in or to be developed



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                                      -8-
         for the Program, including all trademark and copyright rights in same. Innofone has registered the URL WWW.GOSMARTRATE.COM on behalf of CIBC and Innofone hereby agrees to assign such URL to CIBC forthwith. CIBC hereby agrees to reimburse Innofone for any costs incurred in connection with the registration of such URL. Innofone has arranged for the preparation of the "SmartRate" logo creative work on behalf of CIBC and Innofone hereby agrees to assign such logo creative work to CIBC forthwith. CIBC hereby agrees to reimburse Innofone for any costs incurred in connection with the preparation of such logo creative work.

    (f) During the Term of this Agreement and thereafter, all toll-free numbers provided to enrolled Bizsmart Customers will belong to CIBC. To the extent that Innofone obtains any toll-free number on behalf of CIBC, Innofone shall assign such toll-free number to CIBC forthwith. CIBC shall reimburse Innofone for any costs incurred in connection with obtaining such toll-free number.

4.2      SUPPLIERS

     (a) Innofone shall select reputable and qualified Suppliers for the purposes of the Program. Prior to the Launch Date, Innofone shall enter into binding agreements with each of the Suppliers, which will provide that each Supplier shall maintain high service standards in design and maintenance of any systems operated in connection with the Program. Innofone shall ensure that each Supplier fulfills its obligations under its agreement with Innofone. Innofone shall also ensure that each Supplier to which Bizsmart Customer information may be disclosed in accordance with the terms of this Agreement will comply with any security and confidentiality requirements communicated by CIBC to Innofone. In the event that Innofone wishes to add or replace a Supplier, such addition or replacement shall occur only with the consent of CIBC, acting reasonably, and provided that the proposed additional or replacement Supplier executes an agreement with Innofone and the other requirements of this ARTICLE FOUR are met.

    (b) Prior to the Launch Date, Innofone shall exercise its best efforts to facilitate the execution of a direct confidentiality agreement between CIBC and each Supplier to which Bizsmart Customer information may be disclosed in accordance with the terms of this Agreement and in connection therewith such confidentiality agreements will be prepared by CIBC and provided to Innofone.

4.3      CARRIERS

    (a) Prior to the Launch Date, Innofone shall enter into binding agreements with each of the Carriers. Innofone shall ensure that each Carrier fulfills its obligations under its agreement with Innofone. Innofone shall be entitled to replace Carriers from time to time, provided that each replacement Carrier provides the same or better quality and breadth of service and has the same or better credibility in the marketplace as the existing Carrier.




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    (b)  The Parties will mutually agree upon the Carrier for the home security
         Service, as applicable.

4.4      INNOFONE'S SUPPLIERS AND CARRIERS OF SERVICES

         During the Term of this Agreement, at the request of CIBC, Innofone hereby agrees to enter into discussions and negotiations with any Supplier or Carrier of underlying services similar to the Services or any new Services, as proposed by CIBC.

4.5      PERFORMANCE, CUSTOMER SERVICE AND SUPPORT PROCEDURES

    (a) Innofone is solely responsible for the quality and performance of the Services and for receiving and handling all warranties, guarantees, customer service calls, orders, claims and all other inquiries and demands relating thereto. Any and all banking related and other non-Innofone matters shall be referred to the Bizsmart toll-free number. Innofone shall provide CIBC with telephone numbers and, if applicable, e-mail addresses which CIBC shall be permitted to provide to Bizsmart Customers for contact purposes in the case of any inquiries relating to Innofone. Innofone shall duly advise CIBC of any changes to such contact information.

    (b) Innofone will ensure that Bizsmart Customers who wish to enroll in the Program for a Service will be able to do so through the Custom Site or by telephoning, or faxing, a telephone call centre to be staffed by Innofone customer service representatives (including bilingual representatives), in connection therewith. Innofone shall provide, at no charge, customer support for the Services provided to Bizsmart Customers, including customer support through such telephone call centre, such customer support to be of a standard of quality and availability that is acceptable to CIBC, that is not less than that offered by Innofone to its customers other than Bizsmart Customers and that encompasses, at a minimum, the service standards set out in
         SECTION 4.6 hereof.

    (c) Innofone shall educate its customer service representatives and other staff who will have contact with Bizsmart Customers on the nature of Bizsmart, the role of Innofone as a Participant and matters relating to the Custom Site. Innofone shall provide any educational materials prepared by CIBC regarding such matters to such customer service representatives and other staff, as applicable.

    (d) Innofone shall continue to operate its business in accordance with its ongoing high standards of customer service and business conduct.

4.6      SERVICE STANDARDS

         Prior to the Launch Date, Innofone shall exercise its best efforts to faciliate the execution of a service standards agreement between Innofone and each Supplier, and between Innofone and each Carrier, with respect to service standards for matters such as Bizsmart Customer enrollment, complaint handling, Service cancellation (by a Bizsmart Customer or CIBC or Innofone) and services provided by Suppliers and Carriers. Such agreements will


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contain standards satisfactory to CIBC and be subject to CIBC's prior approval and shall be diligently enforced by Innofone. Standards which will be incorporated into such agreements will include:

    (a)  call centre customer service representatives ("CSRs") being bilingual;

    (b) CSRs who take or make Program calls being dedicated to the Program throughout their daily shift (although the call centre will not be dedicated to the Program);

    (c) the call centre operating Monday-Friday 8 a.m. to 10 p.m. local time for each region and Saturday and Sunday 8 a.m. to 6 p.m. local time for each region;

    (d) telephone enrollment calls, queries or complaints by Bizsmart Customers and outbound call promotions being conducted in accordance with scripting approved by CIBC and being tape-recorded for validation;

    (e) welcome kits being sent to enrolling Bizsmart Customers within 48 hours after enrollment; and

    (f) installation standards for the underlying Carrier of the home security Service, if applicable, including restrictions on when/how it can promote or sell Bizsmart Customers any additional home security services.

4.7      COSTS AND EXPENSES

    (a) Innofone shall be solely responsible for any costs and expenses associated with the Program, including amounts payable to Suppliers and Carriers and all contributions and levies payable in accordance with the law with respect to the provision of the Services and all systems and development costs for the Program, excluding those for systems and development within CIBC.

    (b) CIBC will not compensate Innofone in any way for work done by it or a third party in regards to the Program or reimburse it or any third party for any costs or expenses incurred by Innofone or such other third party in respect of the development of the Program.

4.8      BIZSMART CUSTOMER AUTHENTICATION

          Innofone shall be able to authenticate each Bizsmart Customer for the purposes of enrollment in the Program either:

    (a) as a result of such Bizsmart Customer reaching the Custom Site through the WWW.GOSMARTRATE.COM URL; or

    (b) through call centre authentication by (i) obtaining the Bizsmart Customer's convenience card number, (ii) checking the first four digits of such convenience card number, (iii) using the MOD 10 calculator tool to be provided to Innofone by CIBC to check the legitimacy of the convenience card number and (iv) asking the


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          Bizsmart Customer for a reference code which shall either be posted on the participant link page described in SECTION 3.4 hereof or on the Custom Site, as mutually agreed upon by the Parties.

4.9      BIZSMART CUSTOMER TERMINATION

    (a) On an ongoing basis, the frequency of which will be mutually agreed upon by the Parties, CIBC will receive a computer file from Innofone setting out the name (and any other required identifiers) of each Bizsmart Customer who is enrolled in the Program. CIBC shall cross reference the information contained in such file with its Bizsmart Customer list and advise Innofone of any customers who are enrolled in the Program but who are no longer Bizsmart Customers.

    (b) Innofone agrees that, when an Innofone customer ceases to be a Bizsmart Customer, Innofone shall terminate the enrollment of such customer in the Program and cease identifying the Services to such customer as the "SmartRate" services or such other applicable trade name. In addition, Innofone shall cease offering the Discount to such customer. To the extent that Innofone enrolls such customer in another program provided by Innofone, for the Term of this Agreement, Innofone shall continue to treat such customer as an "active account" for the purposes of the calculation and payment of the Contribution pursuant to SECTION Error! Reference source not found. hereof and SCHEDULE "B" hereof.

4.10     CANCELLATION BY INNOFONE

         Prior to the Launch Date, the Parties shall determine jointly the criteria for cancelling the provision of a Service to a specific Bizsmart Customer.

4.11     FINANCIAL MATTERS

    (a) Innofone shall maintain a fund which it will use for bad debts, customer service complaints and alleged fraudulent use of Services and in the event that such fund is not sufficient, Innofone shall cover such costs nonetheless. At all times, the amount in such fund will be at least equal to 2% of all amounts payable by Bizsmart Customers for Services within the two previous calendar months. The fund will be subject to CIBC's rights of inspection as set out in SECTION 9.3 hereof.

    (b) Innofone shall respond to any reasonable inquiries of CIBC regarding Innofone's cash and capitalization position from time to time, including, for example, requests for copies of items such as the annual or quarterly, audited or unaudited consolidated or unconsolidated financial statements of Innofone or other similar items which provide financial or capitalization information of a general nature. The foregoing sentence shall not require that Innofone must provide to CIBC information regarding Innofone's customers, pricing, agreements with its customers, or other similar items, other than as is applicable to this Agreement.



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4.12     TERMINATION

         On termination of this Agreement for any reason, CIBC must elect from one of the following two options:

    (a) to terminate the Program, in which case Innofone must then choose either:

         (i) to cease providing Services to enrolled Bizsmart Customers, in which case Innofone shall (A) at its expense notify Bizsmart Customers that the Program has been terminated and Services will no longer be provided, (B) at its expense take all reasonable steps to assist Bizsmart Customers in switching to other providers of the Services and (C) not terminate the Services until such transition to another provider of the Services has been successfully completed; or

         (ii) to continue providing Services to enrolled Bizsmart Customers (but without CIBC's brand or any other CIBC involvement in and sponsorship of the Program), in which case Innofone will:

               (A) pay CIBC either the Contributions pursuant to the same structure as set out in SCHEDULE "B" hereto or a lump sum equal to the fair market value of the customer accounts of enrolled Bizsmart Customers (such fair market value will be the average of the amount estimated by each of two independent evaluators with expertise in valuing the Services, with each Party having the right to select one evaluator); and

               (B) at its expense notify Bizsmart Customers that CIBC's sponsorship of and involvement in the Program is ending and amend all Program materials to remove CIBC's involvement in same; or

    (b) to continue the Program but with a new Program service provider (the "NEW PROVIDER") to be appointed by CIBC in lieu of Innofone, in which case:

         (i) Innofone will: (A) bear the cost of amending welcome kits and any other materials, (B) exercise best efforts to coordinate the transfer to the New Provider in order to prevent any disruption in Services and (C) assign to the New Provider those of its Supplier and Carrier contracts which do not terminate simultaneously with the migration; and in connection therewith, CIBC or its agents shall have control over all communications with Bizsmart Customers; and

         (ii) the New Provider will pay Innofone an amount equal to the fair market value of the customer accounts of enrolled Bizsmart Customers (such fair market value will be the average of the amount estimated by each of two independent evaluators with expertise in valuing the Services, with each Party having the
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                into consideration the Contributions to be paid by the New
                Provider to CIBC);

Notwithstanding the foregoing, if Innofone terminates this Agreement in accordance with SECTION 16.1 hereof, Innofone shall not be responsible for the cost of amending materials and notifying Bizsmart Customers under subsections
(a)(i), (ii)(B) or (b)(i) hereof, unless it is required by law to give notice in which case it shall bear the cost of doing so.

                                  ARTICLE FIVE
                                   CUSTOM SITE

5.1      GENERAL

         Innofone shall, at its sole expense, develop, provide, maintain and upgrade the Custom Site and the links therefrom during the Term of this Agreement in accordance with the terms and conditions in this ARTICLE FIVE. Innofone shall create the Custom Site which will (i) be hosted by Innofone and
(ii) be accessible by Bizsmart Customers from the Bizsmart Site only. The Custom Site will (i) be structurally designed for Bizsmart, (ii) adhere to the Bizsmart templates including requirements for navigation, hierarchy, colour, palette and font, as set out in the Requirements, (iii) include the Bizsmart Trade-marks (and specifically the Bizsmart logo) in fixed locations on the Custom Site, as mutually agreed upon by the Parties, and (iv) offer Bizsmart Customers a link back to the Bizsmart Site from the Custom Site, as mutually agreed upon by the Parties.

5.2      DESIGN AND DEVELOPMENT

    (a) Innofone shall design and develop the Custom Site in accordance with the Requirements and in accordance with the following general principles:

         (i) the Custom Site shall be accessible only through links from the Bizsmart Site;

         (ii) Innofone shall not, directly or indirectly, link the Custom Site or the Innofone Site, or any other web site, to the Bizsmart Site or any page, linked component or part thereof, without the prior written consent of CIBC;

         (iii) Innofone shall supply the required interface information to CIBC and shall make the developers of the Custom Site available to CIBC for reasonable consultation;

         (iv) the Custom Site shall, at a minimum, have features, support and meet standards for performance, equivalent to those maintained by Innofone for the Innofone Site;

         (v) the Custom Site shall prominently display the Bizsmart Trade-marks and shall not display the name, marks or logos of, or promote in any other way


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                the products or services of, any provider of financial products or services to Canadians and any Affiliate or agent thereof or link directly (i.e. through one click) to any web site of any such provider;

         (vi) Innofone shall prepare terms of use, which shall be subject to the approval of CIBC and shall include appropriate exclusions from liability which, among other things, explicitly benefit CIBC and all other Participants, and Innofone shall post the approved terms of use on the Custom Site;

         (vii) the Custom Site shall identify the Services provided through the Custom Site as the "SmartRate" services or such other trade name as determined by CIBC in its sole discretion, and shall prominently display the Innofone Trade-marks so as to clearly identify the Services as being provided by Innofone;

         (viii) Innofone shall prominently display on the Custom Site the links to Innofone's privacy policy and terms of use;

         (ix) the Custom Site shall not contain any links to any web sites, including any Participant Sites, and shall only link back to the Bizsmart Site;

         (x) navigation from the Custom Site back to the Bizsmart Site shall be obvious to any user;

         (xi) the Custom Site shall contain no advertising banners other than banners advertising Bizsmart; and

         (xii) the Custom Site shall permit Bizsmart Customers to make purchases of the Services through the Custom Site.

    (b) The Parties hereby agree to implement an automatic log-on solution for the Custom Site, provided that both Parties are able to develop a mutually acceptable implementation solution.

    (c) Innofone shall complete the initial design and development of the Custom Site no later than August 18, 2000. CIBC and its advisors shall have an opportunity to review the initial design and to comment on the initial design and "look and feel" of the Custom Site no later than August 23, 2000. Innofone shall make changes reasonably requested by CIBC and changes necessary to comply with the Requirements and the terms hereof. Such changes to the initial design of the Custom Site shall be made by Innofone no later than August 28, 2000.

    (d) Each Party shall provide the other Party with the name of and contact information for one employee or executive who will serve as the technical/web site contact for the Bizsmart Site and the Custom Site.


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5.3      REQUIREMENTS

                  CIBC may make reasonable changes to the Requirements from time to time, and Innofone shall comply with such amended Requirements within twenty
(20) Business Days from notice thereof, provided that no such amendment shall entail any material expense for Innofone except as provided for in this Agreement.

5.4      LAUNCH OF THE CUSTOM SITE

                  Innofone acknowledges CIBC's co-ordination of the Participants will be necessary to the timing of a successful launch of Bizsmart, and CIBC will keep Innofone advised of changes to the Launch Date. The Launch Date will not be earlier than August 28, 2000. Innofone will use all commercially reasonable efforts to make the Custom Site available and complete on or before September 8, 2000.

5.5      OPERATION, MAINTENANCE AND HOSTING

                  From and after the Launch Date (or on such earlier date as the Parties may agree), Innofone agrees to operate, maintain and host the Custom Site, including the links therefrom, in compliance with the terms hereof and shall use its commercially reasonable efforts to keep the Custom Site available twenty-four (24) hours a day, seven (7) days a week. Such efforts shall include, at a minimum, efforts equivalent to those used by Innofone to maintain the Innofone Site or any other web sites or pages similar to the Custom Site maintained by Innofone.

5.6      UPGRADES AND UPDATES

    (a) Innofone may upgrade or redesign the Innofone Site during the Term of this Agreement. During the Term of this Agreement, Innofone shall ensure that upon completion of any upgrade, including upgrades to the technological infrastructure, the hardware and software and the content, of the Innofone Site, such upgrade, as is applicable and consistent with the terms hereof, will also be made at the same time to the Custom Site, provided that such upgrades do not entail any additional material expense for Innofone.

    (b) At any time during the Term of this Agreement, Innofone shall update the Custom Site to reflect any change or addition to the Bizsmart Trade-marks. Innofone shall complete such update within five (5) Business Days of receipt of a copy of any new or changed Bizsmart Trade-mark.

5.7      SURVEYS

    (a) CIBC may conduct surveys of Bizsmart Customers and may communicate the results of such surveys to Innofone to the extent they are applicable to Innofone. Innofone agrees to respond constructively to any such survey data and make any advisable changes to the Custom Site.

    (b) The Bizsmart Site may include e-mail feedback opportunities for Bizsmart Customers to send messages to Innofone. Innofone acknowledges and consents to


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         CIBC being automatically copied on all such messages addressed to
         Innofone. CIBC shall in no way be responsible for responding to any such messages.

    (c) Innofone shall not conduct any customer response surveys of Bizsmart Customers, without the prior written consent of CIBC.

5.8      REPRESENTATIVES

         During the Term of this Agreement, on a quarterly basis, the Representatives shall meet to discuss, and consult on, the Custom Site. At such meetings, among other things, the Representatives shall consider:

    (a)  updating the "look and feel" of the Custom Site;

    (b)  updating any tools and functions available on the Custom Site;

    (c) further integration of the Custom Site and the Bizsmart Site, including enhanced information exchange and transaction processing;

    (d) the sales performance of Innofone through the Custom Site, the effectiveness of the promotions of the Parties and the Reports;

    (e)  any feedback or complaints received from Bizsmart Customers;

    (f) any issues arising from the performance of the obligations set out in this ARTICLE FIVE; and

    (g) any issues arising from the interpretation of this Agreement and the conduct of Bizsmart in general.

5.9      COSTS AND EXPENSES

         Innofone shall be solely responsible for any costs and expenses associated with designing, developing, operating, maintaining, hosting and upgrading the Custom Site as set forth in this Agreement.

                                  ARTICLE SIX
                                    PROMOTION

6.1      PROMOTION

         Innofone shall promote Bizsmart on the Custom Site, on the Innofone Site, and as otherwise set out in SCHEDULE "A" hereto. Innofone shall submit all promotional materials to CIBC for review and approval prior to distribution. Innofone shall conduct such promotional efforts at its sole cost and expense except as otherwise expressly agreed.


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6.2      ADDITIONAL PROMOTION

         The Parties may, from time to time, jointly consider additional promotional endeavours and joint marketing activities to promote the Services to Bizsmart Customers and Bizsmart to customers of Innofone.

                                 ARTICLE SEVEN
                           DISCOUNTS AND CONTRIBUTIONS

7.1      DISCOUNTS ON SERVICES

    (a) From and after the Launch Date, Innofone shall offer to Bizsmart Customers through the Custom Site, by telephone or by facsimile the Services at a discount (the "DISCOUNT") as specified in SCHEDULE "B" hereto.


    (b) Innofone further agrees that the Discount shall be applied by way of a reduction in Price, not by way of rebate.

    (c) Innofone represents and warrants that *. To the extent that Innofone introduces a new program different in nature to the Program, meaning that such program does not offer a rate and/or compare feature or a discount of 10% or more off the rate that would apply under popular service plan(s), *.

    (d) Innofone agrees to prominently display the Discount and clearly demonstrate the incremental value of any other free or reduced price offer by Innofone to BizSmart Customers on the initial page of, and at the point of purchase on, the Custom Site.


7.2      DISCOUNTS ON NEW SERVICES

         Innofone further agrees that, in the event that it introduces any new Services, Innofone shall offer such new Services on the Custom Site at the request of CIBC at a Discount and with a Contribution to be negotiated by the Parties. Innofone shall forthwith, upon their availability, advise CIBC of any such new Services.


7.3      CONTRIBUTION

         For each sale through the Custom Site or otherwise to a Person who is a Bizsmart Customer, Innofone shall pay CIBC a contribution to BizSmart Costs (the "CONTRIBUTION") as specified in SCHEDULE "B" hereto. Such Contribution shall be calculated as of * of each * (for the previous *) and payable within * thereof, without any requirement for an invoice from CIBC. Upon receipt of payment, CIBC shall provide to Innofone a confirmation of Innofone's calculation of the Contribution. Late payments shall bear interest at the * declared on the last day of the applicable *.


7.4      ARRANGEMENTS WITH CIBC

         In the event that Innofone negotiates a business arrangement with CIBC or any department, division or subsidiary thereof (including CIBC VISA) with a more favourable Discount or Contribution to CIBC than herein, CIBC shall have the right to substitute the Discount and Contribution herein with such more favourable Discount or Contribution.

7.5      TARGETING OF BIZSMART CUSTOMERS

         Innofone agrees that it will not target any promotion or other discount to Bizsmart Customers which could have the effect, either directly or indirectly, of leading Bizsmart Customers to divert purchases or traffic from the Custom Site.


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                                 ARTICLE EIGHT
                           CUSTOMERS, DATA AND PRIVACY

8.1      OWNERSHIP OF CUSTOMERS

         CIBC "owns" the Bizsmart Customer relationship, meaning that neither Innofone nor any Supplier or Carrier will promote or market any product (other than the Program as sponsored by CIBC) to Bizsmart Customers nor will it or they disclose information about Bizsmart Customers to any third party without prior approval by CIBC or use information about Bizsmart Customers other than for the purpose of the Program. Once a Bizsmart Customer enrolls in a Service, however, Innofone "owns" the Service relationship with the Bizsmart Customer, meaning that it has the right to provide the Service to the Bizsmart Customer in compliance with the terms of this Agreement during the Term.

8.2      USE OF CUSTOMER DATA BY INNOFONE

    (a) Other than for the purposes of the preparation of the Reports as set out in ARTICLE NINE hereto, Innofone shall not preserve or maintain any Customer Data in any manner that permits Innofone to identify or segregate any customer as a Bizsmart Customer. After the earlier of the termination of the requirements under SECTION 9.3 hereof and the termination or expiry of this Agreement, Innofone shall destroy any and all Customer Data that it has preserved or maintained for the purposes of the preparation of the Reports as set out in ARTICLE NINE hereto and shall provide to CIBC a certificate attesting to the destruction as is satisfactory to CIBC.

    (b) To the extent that CIBC provides Innofone, and if necessary, Innofone provides any of its Suppliers, with any Customer Data in connection with Innofone's promotional obligations under this Agreement, Innofone agrees that:

         (i) such Customer Data shall be deemed to be the Confidential Information of CIBC;

         (ii) Innofone and any of its Suppliers, if applicable, shall not disclose such Customer Data in any manner to any Person for any purpose;

         (iii) prior to CIBC providing Innofone, and if necessary, Innofone providing any of its Suppliers, with any such Customer Data, Innofone shall facilitate the execution of a direct confidentiality agreement between CIBC and each Supplier to which Customer Data may be disclosed in connection with Innofone's promotional obligations hereunder;

         (iv) such Customer Data shall only be used by Innofone and any of its Suppliers, if applicable, for its promotional efforts as approved in writing by CIBC; and

         (v) upon completion of such approved promotional efforts, Innofone and any of its Suppliers, if applicable, shall destroy all Customer Data provided to



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                it or them, as applicable, in connection therewith and shall provide to CIBC a certificate attesting to the destruction as is satisfactory to CIBC.

8.3      NOTICES AND CONSENTS

         Subject to and in accordance with SECTION 8.2 hereof, during the Term of this Agreement, Innofone shall post terms and conditions, notices and consent requests on the Custom Site regarding the collection and use of Customer Data. Innofone shall provide a copy of such notices and consent requests to CIBC for CIBC's approval prior to the launch of the Custom Site. Innofone shall request the consent of Bizsmart Customers in connection with the collection and use by Innofone, and provision to CIBC, of Customer Data. Subject to having received the required consents, Innofone shall provide to CIBC, on a monthly basis, all Customer Data, including registration information, that Innofone collects through the operation of the Custom Site.

8.4      PRIVACY

         Innofone shall post its privacy code on the Custom Site and shall abide by such privacy code and comply with any other applicable privacy laws, rules, regulations and guidelines in all dealings relating to Bizsmart and the Custom Site. Attached hereto as SCHEDULE "C" is a copy of Innofone's current privacy code. Innofone represents and warrants that its privacy code, as it is amended from time to time, shall continue to provide equivalent or better protection as the code set out in SCHEDULE "C" hereto.

                                  ARTICLE NINE
                         REPORTS, RECORDS AND INSPECTION

9.1      CONTRIBUTION REPORTS AND PAYMENT

         Within twenty (20) Business Days of the end of each calendar quarter during the Term, Innofone shall deliver to CIBC a written report setting forth the calculations for the aggregate Contributions for such calendar quarter, together with payment of the aggregate Contributions due, if any, to CIBC for such calendar quarter, in accordance with SECTION Error! Reference source not found. hereof.

9.2      OTHER REPORTS

         Innofone shall, at its sole expense, provide to CIBC monthly reports regarding usage for the Custom Site, with such information to be reported separately for: (i) existing Bizsmart Customers collectively, and (ii) new Bizsmart Customers only, as applicable, including without limitation:

    (a) the number of Bizsmart Customers who have "clicked through" to the Custom Site, including usage pattern by time of day, how many page views occur during each such visit and the average duration of each such visit;


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    (b)  the average number of transactions completed per visit, the transactions completed by each Bizsmart Customer, including the names and addresses of such Bizsmart Customers, and the aggregate number of transactions completed;

    (c) information regarding each new Bizsmart Customer registered including name and address, and ongoing monthly reporting on each individual Bizsmart Customer's service usage (i.e. call volumes and charges), including the Bizsmart Customer's name and address;

    (d)  the number of page views in the aggregate;

    (e)  the up-time experience for the Custom Site;

    (f)  a log of any complaints received from any Person; and

    (g)  such other information as the Parties may agree.

9.3      RECORDS AND INSPECTION

         During the Term of this Agreement and for a two (2) year period thereafter, Innofone shall maintain complete and accurate records of all information relating to the reports referred to in SECTIONS 9.1 and 9.2 hereof (collectively, the "REPORTS") and the fund referred to in SECTION 4.11 hereof. During the Term of this Agreement and for a two (2) year period thereafter, CIBC shall have the right, upon reasonable written notice, to have its representatives inspect such records during business hours for purposes of verifying the Reports, the fund referred to in SECTION 4.11 hereof and compliance with the terms of this Agreement. In the event that any inspection by CIBC discloses that payments made by Innofone were less than the amounts due to CIBC pursuant to this Agreement, then Innofone shall immediately pay the difference between the payments made and the amounts due. In the event that the payments made by Innofone were less than the amounts due to CIBC pursuant to this Agreement by five percent (5%) or more, Innofone shall also reimburse CIBC for the reasonable cost of its inspection.

9.4      CONFIDENTIALITY OF THE REPORTS

         Notwithstanding any of the provisions contained in this Agreement, during the Term of this Agreement and thereafter, the Reports shall be deemed to be the Confidential Information of CIBC and for the purposes of this Agreement, CIBC shall be deemed to be the Disclosing Party and Innofone shall be deemed to be the Receiving Party of the Reports.

                                  ARTICLE TEN
                                   TRADEMARKS

10.1     GRANT AND TERM

         Subject to the provisions of this Agreement:


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    (a)  Innofone hereby grants to CIBC a royalty-free, non-transferable, personal, non-exclusive right, licence and privilege to use the Trade-marks of Innofone set out in SCHEDULE "D" (the "INNOFONE TRADE-MARKS") solely in connection with CIBC's participation in and promotion of Bizsmart for the Term;

    (b) CIBC hereby grants to Innofone a royalty-free, non-transferable, personal, non-exclusive right, licence and privilege to use the Trade-marks of Bizsmart set out in SCHEDULE "E" (the "BIZSMART TRADE-MARKS") solely in connection with Innofone's participation in and promotion of Bizsmart for the Term; and

    (c) CIBC and Innofone may update their respective trade-mark Schedule from time to time by delivering a revised Schedule to the other Party in accordance with the provision of SECTION 19.6, and any such updated Schedule shall be treated as the applicable Schedule hereunder.

10.2     RESTRICTION ON GRANTS OF LICENCES

         Any use or display whatsoever by any Party of a Trade-mark Owner's Trade-marks shall require the prior written consent and approval of the Trade-mark Owner, which may be unreasonably withheld.

10.3     QUALITY CONTROL

         The Parties agree that a Party who uses (a "USING PARTY") the Trade-marks of another Party (a "TRADE-MARK OWNER") shall only use the Trade-mark Owner's Trade-marks in association with the marketing and promotion of Bizsmart, and in a manner which is in compliance with the policies, procedures, standards and specifications set by the Trade-mark Owner and communicated to the Using Party from time to time. Attached hereto as SCHEDULE "F" are the guidelines for the use of the Bizsmart Trade-marks, which may be amended by CIBC from time to time. Innofone agrees that any use by it of the Bizsmart Trade-marks shall be subject to, and in accordance with, such guidelines, as well as the terms of this Agreement.

10.4     USE

         The Parties agree:

    (a) that a Using Party acquires no right, title or interest in the other Party's Trade-marks and any and all goodwill associated with a Trade-mark Owner's Trade-marks shall enure exclusively to the benefit of that Trade-mark Owner. A Using Party shall not in any manner represent that it has any ownership interest in the other Party's Trade-marks or applications or registrations thereof;

    (b) not, during the Term of this Agreement or after termination or expiry of same, to dispute or contest for any reason whatsoever, directly or indirectly, the validity, ownership or enforceability of the other Party's Trade-marks, nor directly or indirectly to attempt to dilute the value of the goodwill attaching to the other Party's Trade-marks, nor counsel, procure or assist anyone else to do any of such acts, nor directly or indirectly oppose any application by a Party to register that


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         Party's Trade-marks in Canada, the United States or elsewhere for any wares or services or any application to extend any registration for that Party's Trade-marks;

    (c) not, during the Term of this Agreement or after termination or expiry of same, to use or advertise any trade-mark or trade-name which is, or any part of which is, confusing with the other Party's Trade-marks;

    (d) not, without the prior written consent of the other Party, to use any of the other Party's Trade-marks as part of its business, trade, corporate, partnership or other name or to permit the use of any of the other Party's Trade-marks as part of the business, trade, corporate, partnership or other name of any business, corporation, partnership or other legal entity related to it or in which it has a direct or indirect interest;

    (e) not to use any word or symbol or combination thereof including any other trade-mark or business, trade, corporate, partnership or other name in close association with the other Party's Trade-marks or use the other Party's Trade-marks as a verb or in the plural or in any manner which results in the other Party's Trade-marks being incorrectly spelled and/or depicted; and

    (f) to use or display the other Party's Trade-marks only in the manner and form approved and prescribed by such other Party and in accordance with the standards and specifications of such other Party as reasonably directed by such other Party and will not make any addition to, deletion from, or other modification to the designs attached in the applicable Schedule without the prior written consent of such other Party.

10.5     INFRINGEMENT BY UNAUTHORIZED PERSONS

         A Using Party agrees to use its best efforts to promptly notify a Trade-mark Owner of any conflicting use or any act of infringement or passing off which comes to its attention involving the Trade-mark Owner's Trade-marks or any variation or imitation thereof by unauthorized Persons. A Trade-mark Owner may, but need not, bring proceedings and take such action as it may deem appropriate to terminate such improper use by unauthorized Persons. If the Trade-mark Owner does take any such action or proceedings, the Using Party shall cooperate with the Trade-mark Owner, at the expense of the Trade-mark Owner, in such action. The Trade-mark Owner may in its sole discretion settle any dispute with any third party at any time regarding such unauthorized uses on behalf of the Trade-mark Owner and the Using Party without notice or compensation to the Using Party. The Parties waive the provisions of section 50(3) of the TRADE-MARKS ACT.

10.6     NOTICE OF USE

         Each Party agrees to display any and all such notices in respect of the use of Trade-marks as any Trade-mark Owner may reasonably request, including notices indicating that such marks are used under licence or are registered in the name of the Trade-mark Owner.


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10.7     OWNERSHIP

         Each Party agrees that it has no ownership interest and no right other than as expressly set out herein in any Trade-mark of the other Party and that except as expressly set out herein all rights into the Trade-marks are expressly reserved by each Party.

10.8     OBLIGATIONS ON TERMINATION

         Upon the proper termination or expiry of this Agreement for any reason whatsoever, each Party shall:

    (a) immediately cease to use in any manner whatsoever the Trade-marks or any name or mark similar to the Trade-marks; and

    (b) remove the Trade-marks from, or deliver up to the Trade-mark Owner or its duly authorized representatives, all materials including documents, signs and advertising materials and any and all other materials in its possession, custody or control upon which Trade-mark Owner's Trade-marks appear, except as may be reasonably required for archival purposes or as otherwise agreed to by the applicable Trade-mark Owner. If a Using Party has paid a Trade-mark Owner for any such materials such Trade-mark Owner shall repurchase such materials at cost. Otherwise, such materials shall be delivered up to such Trade-mark Owner without charge.

                                 ARTICLE ELEVEN
                              OTHER BUSINESS TERMS

11.1     EXCLUSIVITY


    (a) Provided that Innofone and the Card Issuing division of CIBC execute a memorandum of understanding and a definitive agreement in connection with the provision by Innofone of a program to the Card Issuing division of CIBC, during the Term of this Agreement and for a period of * thereafter (regardless of how this Agreement is terminated), Innofone shall not (without CIBC's prior written consent) directly or indirectly:

                 (i)   participate in a program under which * are provided to
                       * for the purpose of * or * for the purpose of *; or

                 (ii)  promote or provide the *.

    (b) After the * period referred to in subsection (a) hereof, Innofone may participate in a program under which * are provided to * for the purposes of *.


                                 ARTICLE TWELVE
                                 NON-COMPETITION

12.1     DURING THE AGREEMENT

         During the Term of this Agreement, Innofone and its Subsidiaries and Affiliates shall not:



    (a) directly or indirectly, either alone or with any Person, as principal, agent, shareholder, joint venturer or partner or in any other similar capacity or manner, establish or carry on a business similar to the business of Bizsmart; or

    (b) consult or discuss with, or provide any form of advice to, any Person, directly or indirectly, regarding the operation of any type of web site, marketplace portal or linking arrangement initiative similar to Bizsmart.



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12.2     FOLLOWING THE AGREEMENT


         For a period of six months after the expiry or termination of this Agreement, other than termination by CIBC pursuant to SECTION 16.2(a)(iii) hereof, Innofone and its Subsidiaries and Affiliates shall not:

         (a) directly or indirectly, either alone or with any Person, as principal, agent, shareholder, joint venturer or partner or in any other similar capacity or manner, establish or carry on a business similar to the business of Bizsmart; or

         (b) consult or discuss with, or provide any form of advice to, any Person, directly or indirectly, regarding the operation of any type of web site, marketplace portal or linking arrangement initiative similar to Bizsmart.


12.3     FINANCIAL PRODUCTS AND/OR SERVICES

         During the Term of this Agreement, if Innofone proposes to engage in, or license the Innofone Trade-marks in connection with, the provision of any type of financial products and/or services either solely or with another financial products and/or services provider, in any manner, other than in the Province of Quebec, Innofone hereby agrees to consult with CIBC and hereby grants CIBC a first right of negotiation in connection therewith. Innofone shall provide notice to CIBC in writing of such opportunity. CIBC shall have five (5) Business Days to respond to such notice and to exercise such first right of negotiation. CIBC shall be provided with a commercially reasonable period of time to prepare for and engage in such negotiations with Innofone and Innofone shall conduct such negotiations in good faith. Innofone shall not conduct any negotiations with third parties relating to such matter for a period of thirty
(30) Business Days from the date of such notice.

12.4     E-COMMERCE INITIATIVES

         During the Term of this Agreement, if Innofone proposes to engage in any e-commerce initiatives that require payment processing features, other than in the Province of Quebec, Innofone hereby agrees to consult with CIBC and hereby grants CIBC a first right of negotiation for the provision of such features. Innofone shall provide notice to CIBC in writing of such opportunity. CIBC shall have five (5) Business Days to respond to such notice and to exercise such first right of negotiation. CIBC shall be provided with a commercially reasonable period of time to prepare for and engage in such negotiations with Innofone and Innofone shall conduct such negotiations in good faith. Innofone shall not conduct any negotiations with third parties relating to such matter for a period of thirty (30) Business Days from the date of such notice.

                                ARTICLE THIRTEEN
                         REPRESENTATIONS AND WARRANTIES

13.1     BY INNOFONE

         Innofone represents and warrants to CIBC, as of the Effective Date, and acknowledges that CIBC is relying thereon, that:

    (a) it is a corporation, duly organized, validly existing and in good standing under the laws of Canada;

    (b) it has the capability, including the financial resources, to (i) provide the Services outlined in this Agreement and in particular, it has the necessary skills, experience and personnel for program development, marketing and communications and for


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         securing and administering its Supplier and Carrier relationships for the execution of programs such as the Program and (ii) to fulfil its obligations outlined in this Agreement;

    (c) it has obtained all licences and permits necessary and/or advisable by law or regulation to enable it to act as a reseller of, and to otherwise provide, the Services and it is carrying and will continue to carry on its business and conduct the Program in accordance with all applicable laws, regulations, guidelines, policies and administrative rulings;

    (d) it has entered into agreements in writing with the following Suppliers for the Program:

         (i) Affiliated Computer Services Inc. for billing, rating/comparing, statement printing and mailing, systems and systems integration;

         (ii) Les Services Marketing Equinox (90249574 Quebec Inc.) for call centre requirements for Bizsmart Customer enrolment and servicing; and

         (iii) Watts Distribution Ltd.: for the preparation and provision of welcome kits and phones for the cellular/PCS Service;

    (e) it has entered into agreements in writing with the following Carriers for the Program:

         (i)    Rogers AT&T for cellular/PCS;

         (ii)   Sprint for long distance; and

         (iii)  Bell Canada, for calling cards;

    (f) it is and will be the legal and beneficial owner or authorized licensee of all Intellectual Property Rights in the content contained in the Custom Site (other than content provided by CIBC);

    (g) the Custom Site is not and will not, nor will any web site to which its posts a direct link (i.e. one click away): (i) be libelous, slanderous, defamatory, obscene, pornographic, abusive, or otherwise unlawful; (ii) give rise to civil liability; (iii) constitute or encourage conduct that would constitute a criminal offence; or (iv) otherwise fail to comply with any applicable laws, rules, regulations or court orders;

    (h) the Custom Site will not infringe upon any of the Intellectual Property Rights or Moral Rights of any Person or otherwise breach any other rights (including any personality, confidentiality, privacy, equitable or statutory rights whatsoever) of any Person;


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    (i)  it will abide by the design specifications provided by CIBC to
         Innofone as set out in SCHEDULE "I" hereto; and

    (j) the Custom Site will embody and continue to adopt all reasonable security features and monitoring procedures to limit hacker incursion and the propagation of viruses and to ensure the integrity and security of all transactions and information collected.

13.2     BY CIBC

         CIBC represents and warrants to Innofone as of the Effective Date, and acknowledges that Innofone is relying thereon, that:

    (a) it is a bank chartered under the BANK ACT (Canada) and is duly organized, validly existing and in good standing under the laws of Canada;

    (b) it is and will be the legal and beneficial owner or authorized licensee of all Intellectual Property Rights in the content contained in the Bizsmart Site;

    (c) the Bizsmart Site is not and will not, nor will any web site to which it posts a direct link (i.e. one click away): (i) be libelous, slanderous, defamatory, obscene, pornographic, abusive, or otherwise unlawful; (ii) give rise to civil liability; (iii) constitute or encourage conduct that would constitute a criminal offence; or (iv) otherwise fail to comply with any applicable laws, rules, regulations or court orders; and

    (d) the Bizsmart Site will not infringe upon any of the Intellectual Property Rights or Moral Rights of any Person or otherwise breach any other rights (including any personality, confidentiality, privacy, equitable or statutory rights whatsoever) of any Person.

13.3     CORPORATE AND OTHER WARRANTIES BY EACH PARTY

         Each Party represents and warrants to the other Party as of the Effective Date, and acknowledges that the other Party is relying thereon, that:

    (a) it has full power, legal right and authority to enter into this Agreement, and to do all acts and things and execute and deliver all other documents as are required hereunder to be done, observed or performed by it in accordance with its terms and it has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, and to observe and perform the provisions of this Agreement in accordance with its terms;

    (b) this Agreement constitutes a valid and legally binding obligation of the Party, enforceable against it in accordance with its terms, subject only to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of the rights of creditors generally, the general principles of equity and that equitable


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         remedies such as specific performance and injunction are available only in the discretion of a court; and

    (c) none of the authorization, creation, execution or delivery of this Agreement, nor compliance with or performance of the terms and conditions of this Agreement has resulted or will result in a breach of, or constitute a default under any agreement, undertaking or instrument to which the Party is a party or by which it or its property or assets is bound.

13.4     NO FURTHER WARRANTIES

         The warranties by the Parties set out in this Agreement are in lieu of all other warranties or conditions, express or implied, including the implied warranties or conditions of merchantability, merchantable quality, fitness for a particular purpose, and infringement and those arising by statute or otherwise in law or from the course of dealing or usage of trade.

                                ARTICLE FOURTEEN
                                 CONFIDENTIALITY

14.1     CONFIDENTIAL INFORMATION

         Each Party shall use the Confidential Information of the other Party only for the purposes contemplated by this Agreement. A Receiving Party shall use reasonable efforts, not less rigorous than it uses with respect to its own similar confidential information, to ensure that the Confidential Information of the Disclosing Party is not disclosed, published, released, transferred or otherwise made available in any form to, for the use or benefit of, any Person except as provided in this ARTICLE FOURTEEN, without such Disclosing Party's written consent, which may be unreasonably withheld. A Receiving Party shall, however, be permitted to disclose relevant aspects of a Disclosing Party's Confidential Information to its officers and employees and to the officers and employees of its Affiliates, to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement; provided, however, that such Party shall take all reasonable measures, which measures shall be at least as rigorous as those it uses with respect to its own similar confidential information, to ensure that Confidential Information of the other Party is not disclosed in contravention of the provisions of this Agreement. A Receiving Party shall also be permitted to disclose relevant aspects of a Disclosing Party's Confidential Information to its professional advisors, sub-contractors, suppliers and agents on such terms which are reasonable considering the sensitivity of the Confidential Information, legal requirements and the identity of the disclosee, which terms shall at least include the requirements set out in this SECTION 14.1, provided that no Receiving Party shall disclose Confidential Information of a Disclosing Party to any Person who is a competitor of the Disclosing Party or the Affiliates of any such competitor. The obligations in this ARTICLE FOURTEEN shall not restrict any disclosure by any Party pursuant to:

    (a)  any applicable law;

    (b) by order of any court of competent jurisdiction or government agency provided that the Receiving Party has first given reasonable notice under the circumstances


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         to allow the Disclosing Party to intervene in the relevant proceeding, to close such proceedings to all Persons other than the parties thereto or otherwise retain the confidentiality of the Confidential Information, and the Disclosing Party has otherwise provided all reasonably requested co-operation in connection therewith;

    (c) to banking regulators in connection with their investigative and audit functions;

    (d) disclosure as is required as part of the dispute resolution process contemplated under this Agreement;

    (e) disclosure as is required in the course of judicial proceedings to enforce rights and/or remedies under this Agreement;

    (f) in respect of Innofone, the disclosure of this Agreement to its parent corporation, Innofone.Com Incorporated for the purpose of permitting Innofone.Com Incorporated to disclose to and file with the United States Securities Exchange Commission (the "SEC") or other governmental authority this Agreement and its contents if required by and in compliance with applicable law, so long as Innofone.Com Incorporated uses its reasonable best efforts to cause the SEC or other governmental authority to seal or redact this Agreement or portions thereof identified by CIBC such that this Agreement or such portions are not available to, disclosed to or disseminated to the public for review;

provided that the Disclosing Party shall endeavour to give prompt notice to the Receiving Party of any such requirement to disclose; and provided that, in the case of subsection (d), (e) and (f) above, the Receiving Party takes all steps reasonable in the circumstances to preserve the confidentiality of such Confidential Information; and provided further that the obligation in this ARTICLE FOURTEEN shall not apply with respect to information that:

    (g) is independently developed by the Receiving Party without use of the Confidential Information of the Disclosing Party; or

    (h) becomes part of the public domain (other than through unauthorized disclosure by the Receiving Party).

14.2     CONFIDENTIALITY OBLIGATIONS OF INNOFONE

                  For greater certainty, Innofone shall not disclose Confidential Information to any provider of financial products or services to Canadians and any Affiliate or agent thereof or another Participant.

14.3     INJUNCTIVE RELIEF

         A Receiving Party recognizes that its disclosure of Confidential Information of the Disclosing Party may give rise to irreparable injury to the other Party and acknowledges that remedies other than injunctive relief may not be adequate. Accordingly, each Party has the right to seek an equitable and injunctive remedy on an interim and interlocutory basis in the Ontario Superior Court of Justice without complying with the dispute resolution procedures described in


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ARTICLE FIFTEEN to prevent the unauthorized possession, use, or disclosure of any Confidential Information.

14.4     LEGAL ACTION

         No Party shall commence any legal action or proceeding solely in respect of any unauthorized possession, disclosure or use, or attempt thereof, of another Party's Confidential Information by any Person which action or proceeding directly or indirectly identifies such Party or its Confidential Information without such Party's consent.

14.5     EXEMPTION

         Notwithstanding this ARTICLE FOURTEEN or any other provision of this Agreement, the Parties may refer generally to the existence of this Agreement and the type of commercial relationships created hereby, provided that no disclosure of specific terms is made to any non-Affiliated third Person. The Parties may also disclose the specific terms of this Agreement for due diligence purposes in connection with significant transactions involving the Receiving Party, such as acquisitions or financings, but not service contracts, to other potential parties to such transactions or their professional advisors, provided that such other parties: (i) shall not be permitted to retain any copies of this Agreement or to disclose such information to any other Person; (ii) shall not be competitors of the other Party hereto or its Affiliates; (iii) shall not be a provider of financial products or services to Canadians and any Affiliate or agent thereof or a Participant; and (iv) shall enter into a confidentiality agreement acceptable to the Receiving Party, acting reasonably, the terms of which shall be at least as stringent as the provisions of this ARTICLE FOURTEEN. In addition, CIBC may re-use the text of this Agreement as a precedent or template, provided that all reasonable steps are taken to remove any information from such material that could reasonably be expected to be commercially sensitive to Innofone or that would allow another Person to conclude that such material originated from the relationship between the Parties.

14.6     CONFLICTS

         In the event a conflict or inconsistency between this ARTICLE FOURTEEN and the provisions of ARTICLE TEN (Trade-marks), the provisions of ARTICLE TEN will prevail but only to the extent of the conflict or inconsistency.

14.7     TERMINATION

         Subject to the terms herein, upon the expiry or termination of this Agreement each Party forthwith shall return any Confidential Information of the other Party in its possession or, at such other Party's request, destroy such Confidential Information and provide a certificate attesting to the destruction as is satisfactory to such Party.


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                                ARTICLE FIFTEEN
                               DISPUTE RESOLUTION

15.1     DISPUTES

         Any dispute between CIBC and Innofone relating to this Agreement or the matters contemplated hereunder (a "DISPUTE") shall be resolved in accordance with the provisions of this ARTICLE FIFTEEN.

15.2     REPRESENTATIVES

         Any Dispute shall initially be referred by either Party to the Representatives. If the Representatives are unable to resolve the Dispute within ten (10) Business Days after referral of the matter to them, the Dispute shall be referred for resolution in accordance with SECTION 15.3.

15.3     EXECUTIVES

         In the event that a Dispute cannot be resolved pursuant to SECTIONS 15.2, the Dispute shall be referred to a meeting of the Senior Vice-President, Small Business Banking or the equivalent thereof at CIBC and the Chief Executive Officer or the equivalent thereof at Innofone with the Representatives for resolution. If such individuals are unable to resolve the dispute within five
(5) Business Days after referral of the matter to them, the Dispute shall be referred for resolution in accordance with SECTION 15.4, unless another interim process is mutually agreed upon by the Parties.

15.4     RESOLUTION OF UNRESOLVED DISPUTES

         If any Dispute is not resolved pursuant to SECTION 15.3, any Party may, within thirty (30) Business Days after the completion of the procedures set forth in SECTION 15.3, initiate dispute resolution proceedings in accordance with SCHEDULE "G" or the proceedings contemplated under SECTION 15.9, as applicable.

15.5     CRITICAL DISPUTES

         In the event any Party determines that the circumstances relating to a Dispute are having, or potentially will have a material, adverse effect on the applicable business of such Party, then such Party may provide notice thereof to the other Party. Upon delivery of such notice, the Dispute, if it is not already being considered or has not been considered pursuant to SECTION 15.2, will be considered not later than five (5) Business Days from the date of such notice. If such individuals are unable to resolve the Dispute within two (2) Business Days, then the Dispute shall be referred for resolution in accordance with
SECTION 15.3 and, if necessary, in accordance with SECTION 15.4, provided that the five (5) Business Day time period specified in SECTION 15.3 shall be reduced to two (2) Business Days.


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15.6     CONTINUITY OF OPERATION

         Innofone acknowledges that the provision of the Custom Site under this Agreement is important to the business and operation of Bizsmart. Accordingly, in the event of any Dispute hereunder, Innofone shall continue to provide the Custom Site in accordance with and subject to the terms hereof, pending determination of the Dispute by private dispute resolution or litigation as provided for by SECTIONS 15.4 and 15.9, as applicable.

15.7     EQUITABLE REMEDIES

         For greater certainty, nothing in this ARTICLE FIFTEEN or SCHEDULE "G" shall delay or prevent any Party from taking, or require any Party to take, any steps prior to taking action to seek an interim and interlocutory equitable remedy in the Ontario Superior Court of Justice, on notice or EX PARTE, to enforce any provision herein to protect Intellectual Property Rights or other Confidential Information, or to require the specific performance of functions critical to the business of the Party seeking such remedy.

15.8     CONFIDENTIALITY

         The Parties agree that the existence of any Dispute being resolved under this ARTICLE FIFTEEN and any steps or proceedings taken by the Parties in connection therewith shall be deemed to be Confidential Information of the Parties for the purposes of ARTICLE FOURTEEN, except to the extent that disclosure of such information is necessary in connection with proceedings instituted in the Ontario Superior Court of Justice in accordance with SECTIONS
15.7 or 15.9. With respect to any proceedings initiated pursuant to SECTION 15.9 or proceedings to obtain an equitable remedy as contemplated under SECTION 15.7, the Parties shall take all reasonable steps to minimize public disclosure of the nature of the Dispute.

15.9     TYPES OF DISPUTE EXCLUDED FROM PRIVATE DISPUTE RESOLUTION

         A proceeding for adjudication of a Dispute may be commenced in the Ontario Superior Court of Justice instead of the private dispute procedures set out in SCHEDULE "G" if the Dispute specifically relates to the ownership, validity or infringement of Intellectual Property Rights, breach of confidentiality, use of intellectual property not in accordance with the terms of a license or right to use any intellectual property, including any Dispute relating to an intellectual property warranty or indemnity provided by a Party (an "EXCLUDED DISPUTE"). Notwithstanding the foregoing, where a proceeding is commenced in the Ontario Superior Court of Justice as permitted by this SECTION
15.9 and a pleading delivered by a Party in such proceeding contains a claim or claims that do not relate to an Excluded Dispute, such claim or claims shall, upon application by a Party to the Ontario Superior Court of Justice, be stayed without prejudice to the right of the Party asserting the claim or claims to seek resolution thereof through private dispute resolution in accordance with SCHEDULE "G", provided that such claim or claims can be tried separately and such stay does not materially increase costs (over the costs normally associated with two separate proceedings) or create prejudice to the Party bringing the claim. Any such claim or claims that cannot be separately adjudicated from the claim or claims relating to an Excluded Dispute shall be adjudicated by the Ontario Superior Court of Justice. For further certainty, where any Dispute involves a claim for breach of contract under this Agreement and a


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claim relating to an Excluded Dispute, then the claim for breach of contract shall be resolved through private dispute resolution in accordance with SCHEDULE "G" and the claim relating to the Excluded Dispute shall be adjudicated by the Ontario Superior Court of Justice.

15.10    DISPUTE CONCERNING RIGHT OF TERMINATION

         Any Dispute relating to a Party's exercise of its right to terminate this Agreement, including the validity of such exercise but excluding any Excluded Disputes, shall be adjudicated by private dispute resolution in accordance with SCHEDULE "G" without recourse having first been made to the procedures set forth in SECTIONS 15.2 and 15.3 and the adjudication of such Dispute shall not be a prerequisite to termination of this Agreement.

15.11    DISPUTES ARISING FROM THE APPLICATION AND INTERPRETATION OF THIS
         AGREEMENT

         If a Dispute arises concerning the application and/or interpretation of this Agreement, including an issue as to whether a Dispute is of a type excluded from private dispute resolution by virtue of SECTION 15.9 above, such Dispute shall be resolved through submission of the Dispute to private dispute resolution in accordance with SCHEDULE "G". For further certainty, however, nothing in this SECTION 15.11 shall delay or prevent any Party from seeking any interim or interlocutory equitable remedies in the Ontario Superior Court of Justice as contemplated under SECTION 15.7.

                                ARTICLE SIXTEEN
                                   TERMINATION

16.1     TERMINATION BY INNOFONE

         Innofone may, at its option, terminate this Agreement:

    (a) on at least ten (10) Business Days notice for an Event of Default by CIBC under this Agreement; or

    (b)  forthwith upon the occurrence of a CIBC Termination Event.

16.2     TERMINATION BY CIBC

         CIBC may, at its option, terminate this Agreement:

    (a)  on at least ten (10) Business Days notice:

         (i)    for an Event of Default by Innofone under this Agreement;

         (ii) in the event that CIBC's agreement with a Kiosk Host is terminated or a significant number of Kiosks become unavailable or access thereto becomes restricted or problematic;

         (iii) in the event that CIBC decides to cease the operation of Bizsmart for any other reason; or



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         (iv)   in the event that any other agreement between CIBC and Innofone, its Subsidiaries or its Affiliates is terminated by CIBC as a result of a default (the notice and cure periods respecting which, if any, have expired) by Innofone under such agreement;
                or

    (b)  forthwith upon the occurrence of:

         (i)    an Innofone Termination Event; or

         (ii)   CIBC is required by banking regulators to either (A) cease or
                (B) substantially modify the operation of Bizsmart in such a way which materially adversely affects CIBC or Innofone's participation in Bizsmart; or

    (c) after six (6) months from the Launch Date upon thirty (30) days prior written notice; provided that CIBC shall refund Innofone 50% of the Contributions received by CIBC during the 12-month period (or part thereof) preceding the date on which notice of such termination is given by CIBC.

16.3     TERMINATION BY EITHER PARTY


         Either Party may, at its option, terminate this Agreement after eighteen (18) months from the Launch Date upon thirty (30) days prior wrtten notice, provided that:


    (a) no more than 5,000 BizSmart Customers have purchased a Service during the twelve (12) month period from the Launch Date; and


    (b) after having discussed in good faith a means for improving sales of the Services to BizSmart Customers and having developed and implemented a marketing plan to attain a sales level to BizSmart Customers that is acceptable to both of the Parties, no more than 5,000 BizSmart Customers have purchased a Service during the eighteen (18) month period from the Launch Date.

16.4     TERMINATION ON TRANSFER OF CONTROL OF INNOFONE

         During the Term of this Agreement, Innofone shall give CIBC prior notice of any planned or proposed sale of the majority of the common shares in the capital of Innofone. Notice must be given at least ninety (90) Business Days prior to the closing date for such sale. No later than sixty (60) Business Days after receipt of such notice, CIBC may, at its option, elect to terminate this Agreement effective on a date to be selected by CIBC (but which will not be earlier than the closing date for such sale) if CIBC determines (acting reasonably) that:

    (a) such acquisition of control could result in Innofone no longer being able to ensure service excellence in the delivery of the Program or could otherwise have a material adverse effect on Innofone's ability to fulfil its obligations hereunder; or

    (b) such acquisition of control could pose a competitive threat to CIBC, in that such shares are to be acquired by a competitor of CIBC, by an Affiliate of CIBC or by a provider of financial products or services to Canadians or an Affiliate or agent thereof.


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         CIBC acknowledges that Innofone has granted Rogers AT&T Wireless a first right to acquire control of Innofone, however, any acquisition of control of Innofone by Rogers AT&T Wireless will be subject to the terms of this Agreement.

16.5     NOTICE OF TERMINATION

         Any termination hereof shall be by written notice of the terminating Party to the other Party. Such notice shall state the basis on which termination may occur pursuant to SECTION 16.1 or 16.2, as the case may be.

16.6     LIABILITY CONTINUES

         Notwithstanding the termination of this Agreement, whether as a result of a Default or otherwise, each Party shall remain liable to the other in accordance with the provisions hereof for any breach or Default arising hereunder prior to such termination.

16.7     SURVIVAL

         The following Articles and Sections shall survive the termination of this Agreement: SECTION 8.2, SECTION 9.1, SECTION 9.3, SECTION 10.4, SECTION 10.7, SECTION 10.8, SECTION 12.2, SECTION 13.1(h), SECTION 13.2(d), ARTICLE FOURTEEN, ARTICLE FIFTEEN, SECTION 16.6, ARTICLE SEVENTEEN and ARTICLE NINETEEN.

16.8     EQUITABLE RELIEF

         Each Party acknowledges that damages will be an inadequate remedy for a breach of this Agreement and agrees that the other shall be entitled to equitable relief, including such injunction or injunctions as may be required to prevent any breach or further breach of any provision of this Agreement and may specifically enforce such provisions by an action instituted in any court having jurisdiction. Each Party covenants and agrees not to contest the availability to the other of such injunctive relief on any grounds and waives any and all immunities from injunctive relief to which it may be entitled.

                               ARTICLE SEVENTEEN
                                 INDEMNIFICATION

17.1     INDEMNIFICATION BY INNOFONE

         Innofone shall indemnify CIBC and its respective officers and directors from any losses, liabilities and damages (including taxes and related penalties) and all related costs and expenses, including reasonable legal fees on a solicitor and client basis, and expenses and costs of litigation, settlement, judgment, appeal, interest and penalties ("LOSSES") arising out of or relating to any claim:

    (a) relating to the use of the Custom Site or in any way arising from the Custom Site, including the purchase or use of any Services, liability for any warranty or guarantee made in connection therewith and anything incidental to any such commercial dealings;


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    (b)  by any third party for payment of services they allege they provided under the Program;

    (c) for the personal and bodily injury or damage to tangible personal property received or sustained by reason of any act or omission, whether negligent or otherwise, to the extent caused by Innofone or any product or service of Innofone;

    (d) that the Custom Site or any portion thereof infringes any Intellectual Property Rights or Moral Rights of any Person;

    (e)  for any tortious or negligent acts committed by Innofone; and

    (f) for a breach of this Agreement by Innofone, including a breach of any representation and warranty by Innofone.

17.2     INDEMNIFICATION BY CIBC

         CIBC shall indemnify Innofone and its respective officers and directors from any Losses arising out of or relating to any claim:

    (a) relating to the use of the Bizsmart Site or in any way arising from the Bizsmart Site;

    (b) for the personal and bodily injury or damage to tangible personal property received or sustained by reason of any act or omission, whether negligent or otherwise, to the extent caused by CIBC or any product or service of CIBC;

    (c) that the Bizsmart Site or any portion thereof infringes any Intellectual Property Rights or Moral Rights of any Person;

    (d)  for any tortious or negligent acts committed by CIBC; and

    (e) for a breach of this Agreement by CIBC, including a breach of any representation and warranty by CIBC.

17.3     INDEMNIFICATION PROCEDURES

         If any third party makes a claim covered by SECTIONS 17.1 or 17.2 against any indemnitee hereunder (an "INDEMNITEE") with respect to which such Indemnitee intends to seek indemnification under SECTIONS 17.1 or 17.2, such Indemnitee shall give prompt written notice of such claim to the indemnifying Party as soon as practicable including a brief description of the amount and basis therefor, if known. Each Party shall cooperate fully with the other Party in its defence against any such claim.

17.4     CONTRIBUTION

         Notwithstanding anything to the contrary contained in this Agreement, each Party shall contribute to amounts paid or payable as a result of any Losses for which indemnity is


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provided in SECTIONS 17.1 or 17.2 in such proportion as is appropriate to reflect the relative fault of each Party in connection with actions or omissions which resulted in such Losses.

17.5     INSURANCE

         Innofone will obtain and maintain comprehensive general liability insurance with respect to its business with a policy limit not less than $2 million per occurrence. This insurance will include riders for employee fidelity, business interruption and contractual liability, all on a per occurrence basis. The policy will include CIBC as an additional named insured. Innofone will furnish to CIBC annually a certificate of insurance evidencing the renewal of this coverage. Each certificate of insurance will contain a stipulation that coverage will not be cancelled, reduced, or permitted to lapse without less than 30 days prior written notice to CIBC by the insurer.

                                ARTICLE EIGHTEEN
                    DEFAULTS, TERMINATION EVENTS AND REMEDIES

18.1     DEFAULT BY INNOFONE

         The occurrence of any one or more of the following events shall constitute a Default by Innofone under this Agreement but shall not be considered an Event of Default unless such Default is not remedied prior to the expiry of the relevant notice period (if any) and the relevant cure period (if any) applicable to such Default as hereinafter set out:

    (a) if Innofone defaults in the payment of any amount due to CIBC under this Agreement and such default shall continue unremedied for thirty
         (30) Business Days following notice thereof to Innofone by CIBC;

    (b) if any representation or warranty made by Innofone in this Agreement or in any document or certificate required to be given pursuant to this Agreement shall prove to have been incorrect in any material respect when made and such incorrect representation or warranty if capable of being remedied by Innofone, has not been remedied within thirty (30) Business Days following notice thereof (giving particulars of the incorrect representation or warranty in reasonable detail) from CIBC to Innofone;

    (c) if Innofone fails, in any material respect, to perform or observe any of its material obligations under this Agreement and such failure shall continue unremedied for a period of thirty (30) Business Days following notice thereof (giving particulars of the failure in reasonable detail) from CIBC to Innofone;

    (d) if there is a change in the financial condition, business or affairs of Innofone which has a material and adverse effect on the ability of Innofone to meet its obligations under this Agreement; and

    (e) if Innofone is the subject of publicity which materially negatively affects Innofone's goodwill thereby threatening the goodwill of Bizsmart in CIBC's sole


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         judgment or in the event that customers of Innofone seek to certify a class action against Innofone.

18.2      INNOFONE TERMINATION EVENTS

         The occurrence of any one or more of the following events shall constitute an Innofone termination event ("INNOFONE TERMINATION EVENT") if not remedied prior to the expiry of the relevant notice period (if any) and the relevant cure period (if any) applicable thereto as hereinafter set out:

    (a) if Innofone fails in any material respect to perform or observe any of its obligations under SECTION 8.2 (Use of Customer Data), ARTICLE TEN (Trade-marks) or ARTICLE FOURTEEN (Confidentiality) of this Agreement;

    (b) if any proceedings are commenced or taken for the dissolution, liquidation or winding-up of Innofone or for the suspension of operations of Innofone whether by extra-judicial means or under any statute of any applicable jurisdiction or otherwise, unless such proceedings have been stayed within thirty (30) Business Days of commencement or have been withdrawn or dismissed within thirty (30) Business Days of commencement or unless Innofone has initiated the defence of such proceedings within thirty (30) Business Days of commencement and any such proceedings are dismissed within thirty (30) Business Days of the filing of such defence;

    (c) if a decree or order of a court having jurisdiction is entered adjudging Innofone bankrupt or insolvent, or proving as properly filed a petition seeking a winding-up or arrangement or compromise of Innofone under the COMPANIES CREDITORS ARRANGEMENT ACT (Canada), the BANKRUPTCY AND INSOLVENCY ACT (Canada) or the WINDING UP ACT (Canada) or any other bankruptcy, insolvency or analogous law or issuing process or execution against Innofone, or against any substantial part of the property of Innofone or ordering the winding-up or liquidation of Innofone and any such decree or order continues unstayed and in effect for a period of thirty (30) Business Days from this issuance and is not withdrawn or discharged within thirty (30) Business Days of issuance, or if a trustee, receiver, receiver and manager, interim receiver, custodian or other Person with similar powers is appointed in respect of Innofone or in respect of all or a substantial portion of its property or assets and any such appointment continues unstayed and in effect for thirty (30) Business Days;

    (d) if Innofone becomes insolvent, admits its inability to or fails to pay its debts generally as they become due, or otherwise acknowledges its insolvency, makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal under the BANKRUPTCY AND INSOLVENCY ACT (Canada) or any comparable law of Canada or the United States, seeks relief under the COMPANIES CREDITORS ARRANGEMENT ACT (Canada), the WINDING UP ACT (Canada) or any other bankruptcy, insolvency or analogous law of Canada or the United States or is adjudged bankrupt, files a petition or proposal to take advantage of


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         any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, sequestrator, agent for a Person with similar powers, in respect of Innofone or in respect of all or a substantial portion of its property or assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, compromise, composition, compounding, scheme, arrangement, extension of time, moratorium or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors' rights or consents to, or acquiesces in, the filing of such petition or the commencement of such proceeding;

    (e) any reorganization of Innofone or any consolidation, merger or amalgamation with any other Person or Persons, or if any of them enters into any agreement contemplating same, without the approval of CIBC, only if (i) any such reorganization of Innofone or any consolidation, merger or amalgamation with any other Person or Persons would have a material adverse effect on Innofone's ability to fulfil its obligations hereunder, or (ii) any such reorganization of Innofone or any consolidation, merger or amalgamation with any other Person or Persons occurs with a provider of financial products or services to Canadians or any Affiliate thereof; and

    (f) if Innofone ceases to carry on all or substantially all of its business.

18.3     REMEDIES OF INNOFONE

    (a) Upon the occurrence of an Event of Default by CIBC under this Agreement or a CIBC Termination Event, Innofone may exercise any of its other rights and remedies provided for hereunder or otherwise available to it at law or in equity, as Innofone in its sole and absolute discretion but subject to ARTICLE FIFTEEN hereof, shall determine.

    (b) Subject to ARTICLE FIFTEEN, Innofone may, in its sole discretion, exercise any right or recourse and/or proceed by any action, suit, remedy or proceeding against CIBC authorized hereunder or permitted by law and may proceed to exercise any and all rights hereunder and no remedy for the enforcement of the rights of Innofone shall be exclusive of any other rights or remedies provided hereunder or at law or in equity or be dependent upon any such right or remedy and any one or more of such rights or remedies may from time to time be exercised independently or in combination.

    (c) Nothing in this SECTION 18.3 shall delay or prevent Innofone from taking, or requiring Innofone to take, any steps prior to taking action to seek an equitable remedy, on notice or EX PARTE, to enforce any provision herein to protect the Intellectual Property Rights or Confidential Information of Innofone or to require the specific performance of functions critical to the business of Innofone.


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18.4     DEFAULT BY CIBC

         The occurrence of any one or more of the following events shall constitute a Default by CIBC under this Agreement but shall not be considered an Event of Default unless such Default is not remedied prior to the expiry of the relevant notice period (if any) and the relevant cure period (if any) applicable to such Default as hereinafter set out:

    (a) if any representation or warranty made by CIBC in this Agreement or in any document or certificate required to be given pursuant to this Agreement shall prove to have been incorrect in any material respect when made and such incorrect representation or warranty if capable of being remedied by CIBC, has not been remedied within thirty (30) Business Days following notice thereof (giving particulars of the incorrect representation or warranty in reasonable detail) from Innofone to CIBC;

    (b) if CIBC fails, in any material respect, to perform or observe any of its material obligations under this Agreement and such failure shall continue unremedied for a period of thirty (30) Business Days following notice thereof (giving particulars of the failure in reasonable detail) from Innofone to CIBC; and

    (c) if there is a change in the financial condition, business or affairs of CIBC which has a material and adverse effect on the ability of CIBC to meet its obligations under this Agreement.

18.5     CIBC TERMINATION EVENTS

         The occurrence of any one of more of the following events shall constitute a CIBC termination event ("CIBC TERMINATION EVENT") under this Agreement if not remedied prior to the expiry of the relevant notice period (if any) and the relevant cure period (if any) applicable thereto as hereinafter set out:

    (a) if CIBC fails in any material respect to perform or observe any of its obligations under ARTICLE TEN (Trade-marks) or ARTICLE FOURTEEN (Confidentiality) of this Agreement;

    (b) if any proceedings are commenced or taken for the dissolution, liquidation or winding up of CIBC or for the suspension of operations of CIBC whether by extra-judicial means or under any statute of any applicable jurisdiction or otherwise, unless such proceedings have been stayed within thirty (30) Business Days of commencement or have been withdrawn or dismissed within thirty (30) Business Days of commencement or unless CIBC has initiated the defence of such proceedings within thirty (30) Business Days of commencement and any such proceedings are dismissed within thirty (30) Business Days of the filing of such defence;

    (c) if a decree or order of a court having jurisdiction is entered adjudging CIBC bankrupt or insolvent, or proving as properly filed a petition seeking a winding up or arrangement or compromise of CIBC under the COMPANIES CREDITORS


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         ARRANGEMENT ACT (Canada), the BANKRUPTCY AND INSOLVENCY ACT (Canada)
         or the WINDING UP ACT (Canada) or any other bankruptcy, insolvency or analogous law or issuing process or execution against CIBC or against any substantial part of the property of CIBC or ordering the winding up or liquidation of CIBC, and any such decree or order continues unstayed and in effect for a period of thirty (30) Business Days from its issuance and is not withdrawn or discharged within thirty (30) Business Days of issuance, or if a trustee, receiver, receiver and manager, interim receiver, custodian or other Person with similar powers is appointed in respect of CIBC or in respect of all or a substantial portion of its property or assets and any such appointment continues unstayed and in effect for thirty (30) Business Days;

    (d) if CIBC becomes insolvent, admits its inability to or fails to pay its debts generally as they become due, or otherwise acknowledges its insolvency, makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal under the BANKRUPTCY AND INSOLVENCY ACT (Canada) or any comparable law, seeks relief under the COMPANIES CREDITORS ARRANGEMENT ACT (Canada), the WINDING UP ACT (Canada) or any other bankruptcy, insolvency or analogous law or is adjudged bankrupt, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, sequestrator, agent for a Person with similar powers, in respect of CIBC or in respect of all or a substantial portion of its property or assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, compromise, composition, compounding scheme, arrangement, extension of time, moratorium or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors' rights or consents to, or acquiesces in, the filing of such petition or the commencement of such proceeding; and

    (e) except in connection with a CIBC Merger or CIBC Restructuring, CIBC ceases to carry on all or substantially all of its business.

18.6     REMEDIES OF CIBC

    (a) Upon the occurrence of an Event of Default by Innofone under this Agreement or an Innofone Termination Event, CIBC may exercise any of its other rights and remedies provided for hereunder or otherwise available to it at law or in equity, as CIBC in its sole and absolute discretion but subject to ARTICLE FIFTEEN hereof, shall determine.

    (b) Subject to ARTICLE FIFTEEN, CIBC may, in its sole discretion, exercise any right or recourse and/or proceed by any action, suit, remedy or proceeding against Innofone authorized hereunder or permitted by law and may proceed to exercise any and all rights hereunder and no remedy for the enforcement of the rights of CIBC shall be exclusive of any other rights or remedies provided hereunder or at law or in equity or be dependent upon any such right or remedy and any one or

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         more of such rights or remedies may from time to time be exercised independently or in combination.

    (c) Nothing in this SECTION 18.6 shall delay or prevent CIBC from taking, or requiring CIBC to take, any steps prior to taking action to seek an equitable remedy, on notice or EX PARTE, to enforce any provision herein to protect the Intellectual Property Rights or Confidential Information of CIBC or to require the specific performance of functions critical to the business of CIBC or Bizsmart.

                                ARTICLE NINETEEN
                                     GENERAL

19.1     RELATIONSHIP OF PARTIES

         Except as expressly provided in this Agreement, no Party shall in any manner use the name of, or commit or act or purport to act for or as a representative of, or assume any obligations or responsibilities on behalf of the other Party without the prior written consent of such Party. The Parties agree that nothing in this Agreement will create or be deemed to create any partnership, joint venture or agency relationship between them except for such rights and obligations as are expressly provided for herein.

19.2     CIBC AS LENDER OR BANKER

         The Parties acknowledge that the transactions set out herein are independent of and unrelated to any present or future relationship Innofone has or may have with CIBC as its banker or as a provider of other products or services. To the extent that Innofone has at any time during the Term of this Agreement any indebtedness, liabilities or other obligations in favour of CIBC (whether as lender or as agent for any other lenders) pursuant to any lending or banking arrangements, the provisions of this Agreement shall not be interpreted or applied so as to diminish or nullify any right or entitlement of CIBC or any representation, warranty or covenant of Innofone under such lending or banking arrangements or any of the documentation setting out such arrangements or relating to such arrangements.

19.3     ASSIGNMENT

         Neither Party shall, without the prior written consent of the other Party hereto which may be arbitrarily withheld in the sole discretion of each of them, assign or transfer its interest in this Agreement or any amounts payable pursuant to this Agreement; provided that either Party may assign this Agreement to its parent, a Subsidiary or an Affiliate without the prior written consent of the other Party, provided that such assignee agrees in writing to undertake and fully perform the obligations of the assigning Party hereunder.

         Notwithstanding the foregoing, in the event of a CIBC Merger or CIBC Restructuring, CIBC, or any successor in interest, may, without the consent or approval of Innofone, assign or transfer its interest in this Agreement to any Person that, as a result of such transaction, will continue to carry on all or substantially all of the business of Bizsmart. Upon the occurrence of any such transaction, the terms and conditions herein shall apply to any such


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successor or subsequent successor, as the case may be, as such terms and conditions applied to CIBC originally. CIBC, or any successor in interest, shall provide Innofone with notice in writing of any such assignment following the completion of any such assignment.

         Any purported assignment in contravention of this SECTION 19.2 shall be void.

19.4     ENUREMENT AND BINDING EFFECT

         This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective permitted successors and assigns.

19.5     PUBLIC ANNOUNCEMENTS

         Except as otherwise specified herein and in SCHEDULE "H" hereto, neither Party shall make, publish or distribute (whether in print, electronically, orally or otherwise) any public announcements, press releases, or any other statement to the press or any financial analyst, nor any advertising, marketing, promotional or other material, that uses the other Party's Trade-marks, URLs or other identifiers, or disclose or refer to the existence or contents of this Agreement or the conduct of Bizsmart, without giving notice, and obtaining the prior written consent of the other Party.

19.6     NOTICES

         All notices, requests, approvals, consents and other communications required or permitted under this Agreement shall be in writing and addressed as follows:

    (a)  if to Innofone:

         Innofone Canada Inc.
         241 Applewood Crescent, Suite 4
         Vaughan, Ontario L4K 1A8

         Attn:    Chief Executive Officer
         Fax:     (905) 761-9658

    (b)  and a copy to legal counsel:

         Aleksandr G. Bolotenko
         Barrister & Solicitor
         Suite 303, 17 King Street East
         Oshawa, Ontario L1H 1A8

         Fax:     (905) 433-0283

    (c)  with a copy to the Innofone Representative:


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


         Innofone Canada Inc.
         241 Applewood Crescent, Suite 4
         Vaughan, Ontario L4K 1A8

         Attn:    President
         Fax:     (905) 761-9658

    (d)  if to CIBC:

         Canadian Imperial Bank of Commerce
         6th Floor, Atrium on Bay
         40 Dundas Street West
         Toronto, Ontario M6G 2C2

         Attn:    Senior Vice-President, Small Business Banking
         Fax:     (416) 980-7664

    (e)  with a copy to legal counsel:

         Canadian Imperial Bank of Commerce
         Legal Division
         Commerce Court West
         15th Floor
         Toronto, Ontario
         M5L 1A2

         Attn:    General Counsel
         Fax:     (416) 980-7151

    (f)  and a copy to the CIBC Representative:

         Canadian Imperial Bank of Commerce
         6th Floor, Atrium on Bay
         40 Dundas Street West
         Toronto, Ontario M6G 2C2

         Attn:    Director, Small Business Customer Offers
         Fax:     (416) 980-7664

and shall be sent by fax and the Party sending such notice shall telephone to confirm receipt. A copy of any such notice shall also be sent on the date such notice is transmitted by fax by registered express mail or courier with the capacity to verify receipt of delivery. Any Party may change its address or fax number for notification purposes by giving the other Party notice of the new address or fax number and the date upon which it will become effective in accordance with the terms of this SECTION 19.6. A notice shall be deemed to have been received as of the next Business Day following its transmission by fax.


                         CONFIDENTIAL - DO NOT DISCLOSE

19.7     SEVERABILITY

         If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or contrary to law, then the remaining provisions of this Agreement, or the application of such provisions to Persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision of this Agreement shall be valid and enforceable to the extent granted by law.

19.8     WAIVER

         No delay or omission by any Party to exercise any right or power it has under this Agreement or to object to the failure of any covenant of any other Party to be performed in a timely and complete manner, shall impair any such right or power or be construed as a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the Party waiving its rights.

19.9     ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof, and there are no other representations, understandings or agreements between the Parties. For further certainty, any letters of intent or letter agreements executed by the Parties prior to the Effective Date is hereby superseded by this Agreement. The representations and warranties contained in this Agreement are the only representations and warranties made by the Parties hereunder related to the subject matter hereof including those arising by statute or otherwise in law or from a course of dealing or usage of trade, all of which are expressly disclaimed.

19.10    FORCE MAJEURE

         No Party shall be in default by reason of any failure in performance of this Agreement if the failure arises, directly or indirectly, out of causes reasonably beyond the direct control of the Party. Each Party shall use reasonable commercial efforts to work around such causes.

19.11    NO CONSEQUENTIAL DAMAGES

         Except for (a) the obligations of the Parties pursuant to ARTICLE SEVENTEEN in connection with any third party claims, (b) any claims for breach of the obligations of the Parties pursuant to ARTICLE EIGHT (Customer Data and Privacy), (c) any claims for breach of the obligations of the Parties pursuant to ARTICLE FOURTEEN (Confidentiality) and (d) any claims for breach of the warranties of the Parties under SECTIONS 13.1(h) and 13.2(d) (No Infringement of Intellectual Property Rights), in no event will a Party be liable to the other Party hereunder for punitive damage or special, incidental, indirect or consequential loss or damage including, but not limited to, lost business revenue, loss of profits, and failure to realize expected profits (even if the Party causing such loss or damage has been advised of the possibility of same).



                         CONFIDENTIAL - DO NOT DISCLOSE

19.12    AMENDMENTS

         No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless in writing and signed by authorized representatives of each Party.

19.13    GOVERNING LAW

         This Agreement shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein, excluding their rules governing conflicts of laws. Each Party hereby agrees that the courts of the Province of Ontario or the Federal Courts of Canada, in accordance with the extent of the jurisdiction of each or, in instances in which, and to the extent to which, such jurisdiction may be co-extensive in respect of any particular dispute (as determined at the time of such dispute), at the option of the originating Party and subject to ARTICLE FIFTEEN, shall have exclusive jurisdiction over disputes under this Agreement, and the Parties agree that jurisdiction and venue in such courts is appropriate and irrevocably attorn to the jurisdiction of such courts.

19.14    THIRD PARTY BENEFICIARIES

         Each Party intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person or entity other than the Parties.

19.15    COVENANT OF FURTHER ASSURANCES

         Each of the Parties agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each of the Parties shall execute and deliver or cause to be executed and delivered any further legal instruments and perform any acts which are or may become necessary to effectuate the purposes of this Agreement and to complete the transactions contemplated hereunder.

19.16    EXECUTION OF AGREEMENT

         The person executing this Agreement below hereby warrants that he or she has the authority to bind the corporation on behalf of whom he or she signs.

         IN WITNESS WHEREOF, each Party has caused this Agreement to be signed and delivered by its duly authorized representative(s).


                         CONFIDENTIAL - DO NOT DISCLOSE

                                       CANADIAN IMPERIAL BANK OF COMMERCE

                                       By:                                 c/s
                                          ------------------------------------
                                          Name:  Rob Patterson
                                          Title: S.V.P. CIBC

                                       By:                                 c/s
                                          ------------------------------------
                                          Name:  Carol Gray
                                          Title: EVP Small Business Banking



                                       INNOFONE CANADA INC.

                                       By:                                 c/s
                                          ------------------------------------
                                          Name:  Larry Hunt
                                          Title: CEO

                                       By:                                 c/s
                                          ------------------------------------
                                          Name:  Charles Blaquiere
                                          Title: President





                         CONFIDENTIAL - DO NOT DISCLOSE

                                  SCHEDULE "A"

                               INNOFONE PROMOTIONS

Innofone shall promote Bizsmart and the Bizsmart Site on the Custom Site. At CIBC's option, Innofone shall promote Bizsmart and the Services through an out-bound call centre promotion to each and every existing Bizsmart Customer through the Term of this Agreement. Innofone agrees to consider preparing a statement insert for mailing to each and every existing Bizsmart Customer through the Term of this Agreement.

Innofone shall promote Bizsmart to its existing 2,500 small business customers and its SOHO customers as follows:

1.   through direct mail promotions;

2.   through in-bound call centre promotions; and

3.   through additional promotions as mutually agreed upon by the Parties.

                                  SCHEDULE "B"

                                SALE OF SERVICES

PRICE AND DISCOUNT:
-------------------

Innofone shall determine and compare the prices or rates charged by major national service providers under their most competitive core offers. Bizsmart Customers shall receive the lowest price or rate/highest value solution (the "PRICE") for each Service they enrol in plus a Discount of 10% (5% in the case of cellular/PCS) on the Price. From time to time, Innofone may provide additional discounts/offers for the cellular/PCS Service.

Comparative service providers and service plans may change from time to time in light of market competition/market offering, so that the most competitive offers and rates are always used to determine the cost of Services to Bizsmart Customers. Innofone shall review the Service plans and Prices of the Services on a monthly basis to ensure that they continue to be the most competitive, that the Prices continue to be the lowest prices and that amounts billed to Bizsmart Customers in the preceding month accurately reflect the Prices. Innofone shall ensure on a monthly basis that the calling plans used for such comparative purposes are current and represent the most popular and competitive plans in each relevant region.


CIBC acknowledges that Innofone may require Bizsmart Customers who enroll for the cellular/PCS system to purchase from Innofone a digital/analog phone at the regular market price for that phone and that the Discount and the Contribution will not apply to purchases of digital/analog phones.


CIBC acknowledges that Innofone will require Bizsmart Customers who enroll for the home security service to purchase from Innofone standard security package at a cost of $99 plus tax.


CONTRIBUTION


Innofone will pay the Contribition to CIBC each month based on the number of active accounts, as calculated at the end of each month, in accordance with the chart set out below. An "active" account is one for which a usage summary was rendered by Innofone during the prior month. The applicable Contribution rate in the second column below is applicable to the total number of accounts at the end of each month. For example, if Innofone renders 37,000 accounts in a month the applicable Contribution rate will be 2% for all of the 37,000 accounts.


Contributions on other Services Innofone may provide in the future will be determined by the Parties at such time.

-------------------------------------- ---------------------------------------- --------------------------------------
SERVICE                                NUMBER OF ENROLLED ACCOUNTS              CONTRIBUTION RATE
-------------------------------------- ---------------------------------------- --------------------------------------
Long Distance and Calling              0-19,999                                 0%
Card                                   20,000-39,999                            2%
                                       40,000-59,999                            3%
                                       60,000-79,999                            4%
                                       80,000-99,999                            5%
                                       100,000+                                 6%
-------------------------------------- ---------------------------------------- --------------------------------------


-------------------------------------- ---------------------------------------- --------------------------------------
SERVICE                                NUMBER OF ENROLLED ACCOUNTS              CONTRIBUTION RATE
-------------------------------------- ---------------------------------------- --------------------------------------
Cellular/PCS and Home                  0-19,999                                 0%
Security                               20,000-39,999                            1%
                                       40,000-59,999                            2%
                                       60,000-79,999                            3%
                                       80,000+                                  4%
-------------------------------------- ---------------------------------------- --------------------------------------


Innofone will pay goods and services tax on the Contribution to CIBC, as applicable.

                                  SCHEDULE "C"

                              INNOFONE PRIVACY CODE



                                  SCHEDULE "C"
                        SMARTRATE-TRADEMARK-(1) SERVICES
                                 PRIVACY POLICY
    (SMARTRATE-TRADEMARK- SERVICES ARE PROVIDED BY INNOFONE CANADA INC.)

Our Private Policy informs you of our commitment to and policy on privacy. It tells you the ways we ensure that your privacy and the confidentiality of your information are protected.

COMMITMENT TO PRIVACY

Protecting your privacy and the confidentiality of your personal information is a fundamental to the way we do business. We strive to provide you with the best customer service. To us, that includes treating you fairly and with respect.

This Privacy Code informs you of our policy on privacy, and tells you about the ways we ensure that your policy and the confidentiality of your information are protected.

PRIVACY POLICY

Our privacy policy applies to our subscribers, including individuals carrying on business alone or in partnership with other individuals. It consists of four key principles:

1. COLLECTING AND USING INFORMATION

We will limit the information we collect to what we need for enrolment and billing purposes and in order to make special offers and provide information in respect to offers of products and services, and we will use it only for those purposes.

2. RELEASING INFORMATION

We may provide your information to third parties, but only:

o  where we have your consent;

o  to our suppliers or agents who assist us in serving you; or

o  where we are required or permitted to do so by law.

3. PROTECTING INFORMATION

We will protect your information with appropriate safeguards and security measures.

4. PROVIDING INFORMATION ACCESS AND ACCURACY

We will give you access to the information we retain about you. We will make every reasonable effort to keep your information accurate and up-to-date.


--------------------
(1) SmartRate-Trademark- is a trademark of Canadian Imperial Bank of Commerce.





SERVING YOU BETTER

WITH YOUR CONSENT, WE MAY SHARE YOUR INFORMATION WITH CANADIAN IMPERIAL BANK OF COMMERCE. This will help us serve you better and meet your customer service expectations. Agreeing to let us share your information within Canadian Imperial Bank of Commerce helps us to meet this goal.

WHEN WE RELEASE YOUR INFORMATION

UNDER NO CIRCUMSTANCES DO WE SELL CUSTOMER LISTS OR INFORMATION TO OTHERS. WE RELEASE YOUR INFORMATION TO THIRD PARTIES ONLY UNDER THE FOLLOWING CIRCUMSTANCES.

- WITH YOUR CONSENT

- FOR SERVICING PURPOSES

We give a limited amount of information, only as necessary, to our suppliers and agents; for example, your telephone number will be provided to our long distance carrier in order to switch your long distance service to SmartRate-TM- Services.

- WHEN REQUIRED OR PERMITTED BY LAW

We must give information in response to a valid demand, search warrant or other legally valid enquiry or order.

HOW WE PROTECT YOUR INFORMATION

WE WILL PROTECT YOUR INFORMATION WITH APPROPRIATE SAFEGUARDS AND SECURITY MEASURES.

We have thorough security standards to protect our systems and your information against unauthorized access and use.

All our suppliers and agents, as part of their contracts with Innofone Canada Inc., are bound to maintain your confidentiality and may not use the information for any unauthorized purpose.

When we provide information in response to a legal enquiry or order, we ensure that the order is valid and we disclose only the information that is legally required.

All employees or agents acting on behalf of Innofone Canada Inc. are familiar with the procedures that must be taken to safeguard customer information.
And to us, protecting the confidentiality of your information is more than a procedure -- it's part of our jobs. It is specified in our employment agreements.

Information provided to us on the on line registration form is protected with SSL encryption software. While on a secure page, such as the registration form, the lock icon at the bottom of Web browsers such as Netscape Navigator and Microsoft Internet Explorer becomes locked, as opposed to un-locked when you are surfing.

If you have any questions with regards to how we protect your information, you can send your questions to "security@gosmartrate.com".

YOUR RIGHT TO ACCESS YOUR INFORMATION

WE WILL GIVE YOU ACCESS TO THE INFORMATION WE HAVE ABOUT YOU.

Most of this information is in the form of your Usage Summary which will be provided to you on a monthly basis.

KEEPING YOUR INFORMATION ACCURATE

WE WILL MAKE EVERY REASONABLE EFFORT TO KEEP YOUR INFORMATION ACCURATE AND UP-TO-DATE.

Having accurate information about you enables us to give you the best possible service. You can help by keeping us informed of any changes such as if you move or change telephone numbers. If you find any errors in our information about you, let us know and we will make the corrections immediately.

VISITING THE SMARTRATE WEB SITE

When you visit our Web site and move from page to page and read pages, we learn which pages are visited and gather broad demographic information aggregate use.

We use this information to find out how many people visit our Web sites and which sections of the sites are visited the most frequently. This helps us to know what type of information is most useful to you so that we can improve our Web sites to make it easier for you to access information.

SPECIAL OFFERS

We send new SmartRate-TM- members a welcoming email. Established members will occasionally receive information on products, services and special offers. Out of respect for the privacy of our customers we present the option to opt-out by contacting us at "optout@gosmartrate.com".

                                  SCHEDULE "D"

                              INNOFONE TRADE-MARKS

The Innofone Trade-marks are as follows:

         "Compare and Save";

         "Rate and Compare"; and

         "Innofone".

                                  SCHEDULE "E"

                              BIZSMART TRADE-MARKS



The Bizsmart Trade-marks are as follows:

(a) "bizSmart Centre";

    "bizSmart";

    "bizSmart.com";

    "SmartRate";

    "Together, making business better"; and

    the associated designs as separately provided; and

(b) the bizSmart logos as set out in SCHEDULE "F" hereto - Bizsmart Trade-mark Guidelines.

                                  SCHEDULE "F"

                         BIZSMART TRADE-MARK GUIDELINES

THE FOLLOWING GUIDELINES ARE THE EXISTING PROVISIONAL BIZSMART TRADE-MARK GUIDELINES AS OF AUGUST 15, 2000 WHICH ARE CURRENTLY BEING REVISED BY CIBC.


                                 [Never Drafted]

                                  SCHEDULE "G"

                         DISPUTE RESOLUTION PROCEEDINGS

1. PROCEEDINGS GENERAL. Upon written notice (the Complaint as defined below) by one Party to the other Party, a Dispute shall be finally settled by arbitration in accordance with the ARBITRATION ACT, 1991 (Ontario) (the "ACT") and the provisions therein. The Parties agree that they will act in good faith to utilize the most expeditious procedures to resolve the Dispute. An arbitration pursuant to this Agreement shall be commenced by delivery of a written notice (the "Complaint") by one Party (the "Applicant") to the other (the "Respondent"). The Complaint must describe the nature of the Dispute. After written notice is given to refer any Dispute to arbitration, the Parties will meet within 15 days of delivery of the notice and will negotiate in good faith any changes in these arbitration provisions or the rules of arbitration which are herein adopted, in an effort to expedite the process and otherwise ensure that the process is appropriate given the nature of the Dispute and the values at risk.

2. ARBITRATOR. The arbitration tribunal shall consist of one arbitrator (the "Arbitrator") who is qualified by education and training to pass upon the particular matter to be decided, appointed within 10 days of delivery of the Complaint, by mutual agreement of the Parties. In the event of failure by the Parties to agree on an arbitrator within 10 days, either Party may apply to the Superior Court of Justice (Ontario) under the ACT to appoint an arbitrator.

3. TIME AND PLACE OF ARBITRATION. The arbitration shall occur on a date to be set by the Arbitrator, which shall be not less than 90 days or no more than 180 days after the appointment of the Arbitrator. The arbitration shall be held in Toronto, Ontario.

4.   LANGUAGE. The language of the arbitration shall be English.


5.   PLEADINGS.

     (a) Within 15 days of the appointment of the Arbitrator, the Applicant must deliver to the Respondent and the Arbitrator a written statement (the "Claim") concerning the Dispute setting forth, with particularity, its position with respect to the Dispute and the material facts upon which it intends to rely and the relief sought.

     (b) If the Applicant fails to deliver a Claim within the time limit referred to in 5(a) above, the Arbitrator must terminate the proceedings.

     (c) Within 10 days after the delivery of the Claim, the Respondent may deliver to the Applicant and the Arbitrator a written response (the "Defence") setting forth, with particularity, its position on the Dispute and the material facts upon which it intends to rely and may also deliver to the Applicant and the Arbitrator a counter-claim (the "Counterclaim") setting forth, with particularity, an additional Dispute for the Arbitrator to decide, the material facts upon which it intends to rely and the relief sought in such Counterclaim.

     (d) If the Respondent fails to deliver a Defence within the time limit referred to in 5(c) above, the Arbitrator shall continue the proceedings without treating such failure in itself as an admission of the allegations set forth in the Applicant's Claim.

     (e) Within 10 days after delivery of the Defence, the Applicant may deliver to the Respondent and the Arbitrator a written reply (the "Reply") to the Defence, setting forth, with particularity, its response, if any, to the Defence.

     (f) If the Applicant fails to deliver a Reply within the time limits referred to in 5(e) above, the Arbitrator shall continue the proceedings without treating such failure in itself as an admission of the allegations set forth in the Respondent's Defence.

     (g) Within 10 days of the delivery of a Counterclaim, the Applicant may deliver to the Respondent and the Arbitrator a Defence to such Counterclaim setting forth, with particularity, its position on the additional Dispute and the material facts on which it intends to rely.

     (h) If the Applicant fails to deliver a Defence to the Counterclaim within the time period referred to in 5(g) above, the Arbitrator shall continue the proceedings without treating such failure in itself as an admission of the allegations set forth in the Respondent's Counterclaim.

     (i) Within 10 days after the delivery of a Defence to Counterclaim, the Respondent may deliver to the Applicant and the Arbitrator a Reply to such Defence to Counterclaim, setting forth, with particularity, its response, if any, to the Defence to Counterclaim.

     (j) If the Respondent fails to deliver a Reply to the Defence to Counterclaim within the time limit referred to in 5(i) above, the Arbitrator shall continue the proceedings without treating such failure in itself as an admission of the allegations set forth in the Applicant's Defence to the Counterclaim.

     (k) Any Counterclaim shall be deemed a submission to the arbitration.

6. DOCUMENTARY DISCOVERY. Within 20 days after the close of pleadings, each Party shall submit to the other an affidavit of documents pursuant to the Ontario Rules of Civil Procedure (the "Affidavit of Documents"). Inspection and production of the non-privileged documents listed in the Affidavit of Documents shall be in accordance with the Ontario Rules of Civil Procedure. Each Party shall make available to the other Party copies of any documents set out in the Affidavit of Documents, as requested. The Arbitrator may, on application by either Party, order a Party to produce any documents the Arbitrator considers relevant to the arbitration which are not privileged and which have not been produced previously, within a time the Arbitrator specifies, and where such an order is made the other Party may inspect those documents and make copies of them.

7. ORAL DISCOVERY. After the delivery of its Affidavit of Documents, a Party on notice to the other Party and the Arbitrator (the "Discovery Notice"), shall be entitled to oral discovery of the other Party in accordance with the Ontario Rules of Civil Procedure. If the other Party also wishes oral discovery of the first Party, the other Party shall provide a Discovery Notice to the first Party within 7 days of the first Party's Discovery Notice. The Parties shall proceed expeditiously so that all oral discoveries are completed within 30 days of the Discovery Notice first given, answers to undertakings, if any, shall be provided within 15 days of the date of discovery of the Party, and re-attendance, as required, within 15 days thereafter.

8. EXPENSES OF ARBITRATION. The Parties shall bear equally the Arbitrator's fees and other costs of arbitration such as rental of the hearing room and costs of a court reporter, and each Party shall bear its own costs (including legal fees) incurred in preparation for and attendance upon the arbitration; provided, however that the Arbitrator may award Arbitrator's fees and all other costs and legal fees, in whole or in part, to the prevailing Party in the discretion of the Arbitrator.

9. REMEDIES GENERALLY. The Arbitrator may award any remedy in the arbitration that might have been awarded by a judge of the Superior Court of Justice (Ontario) were the Dispute to have proceeded to litigation in that court, excepting that no aggravated or punitive damages shall be awarded by the Arbitrator.

10. RULES OF ARBITRATION. Except as otherwise provided in this Agreement, the arbitration shall be conducted in accordance with the ACT, and the substantive and procedural law to be applied in connection with the arbitration shall be the laws of the Province of Ontario, excluding its conflict of laws rules. All interlocutory matters in the arbitration shall be determined solely by the Arbitrator in his or her discretion, without right of appeal therefrom by any Party. The Arbitrator shall be instructed that time is of the essence in proceeding with his/her determination of the Dispute. The Arbitrator's award shall be issued within 30 days of the Parties' final submissions to the Arbitrator, and shall be accompanied by written findings of fact and conclusions of law. The Arbitrator's award and opinion shall be final and binding on all Parties and there shall be no right of appeal from such award and opinion whatsoever, whether as a matter of fact or law, or mixed fact and law.

11. JUDGMENT ON AWARD. Judgment upon the arbitration award may be entered in any court having jurisdiction, or application be made to such court for a judicial recognition of the award or an order of enforcement hereof, as the case may be.

12. CONFIDENTIALITY. The Parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions and any awards) shall not be disclosed beyond the Arbitrator, the Parties (including their shareholders, auditors and insurers), their counsel and any person necessary to the conduct of the proceeding, except as may be required in judicial proceedings relating to the arbitration or as otherwise may be required by law.

13. SURVIVAL. Notwithstanding any other provision in the Agreement, this Schedule will remain in effect and will continue to bind the Parties and their legal representatives, successors and assigns, even if the Agreement is or purports to be terminated.

                                  SCHEDULE "H"

                              PUBLIC ANNOUNCEMENTS

For the purposes of media interviews only, Innofone shall be permitted to make oral statements regarding Bizsmart generally and Innofone's role as a Participant generally. Such oral statements will only comprise information which has been previously generally disclosed to the public through media kits and other information prepared and disseminated by CIBC. Such oral statements shall be presented by Innofone in a manner that reflects on Bizsmart positively. Innofone shall not provide comment on the business results of Bizsmart or the business results of Innofone in connection with its participation in Bizsmart in any manner.

For the purposes of media interviews only, CIBC shall be permitted to make oral statements regarding Innofone's role as a Participant generally. Such oral statements will only comprise information which has been previously generally disclosed to the public through media kits and other information prepared and disseminated by CIBC. Such oral statements shall be presented by CIBC in a manner that reflects on Innofone positively. CIBC shall not provide comment on the business results of Innofone in connection with its participation in Bizsmart in any manner.

                                  SCHEDULE "I"

                              DESIGN SPECIFICATIONS





                                [GRAPHIC OMITTED]